                                                                    EXHIBIT 10.1

                                      LEASE

         THIS LEASE is made and entered into as of January 30, 2003 (the "EFFECTIVE DATE") by and between THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, a body having corporate powers under the laws of the State of California ("LANDLORD"), and GENENCOR INTERNATIONAL INC., a corporation ("TENANT").

1.       BASIC LEASE INFORMATION

         The following is a summary of basic lease information. Each term or item in this Article 1 shall be deemed to incorporate all of the provisions set forth below pertaining to such term or item and to the extent there is any conflict between the provisions of this Article 1 and any more specific provision of this Lease, the more specific provision shall control.

         Landlord:                          The Board of Trustees of the
                                            Leland Stanford Junior University

         Address of Landlord:               Stanford Management Company
                                            2770 Sand Hill Road
                                            Menlo Park, CA 94025 Section 3065
                                            Attention: Director, Stanford
                                            Research Park

         Tenant:                            Genencor International, Inc.
                                            a Delaware Corporation

         Address of Tenant:                 925 Page Mill Road
                                            Palo Alto, CA 94304
                                            Attention: Ken Herfert

         With copies to:                    Legal Department
                                            Genencor International, Inc.
                                            925 Page Mill Road
                                            Palo Alto, Ca 94304
                                            Attention: Stuart L. Melton

         Term (Article 6):                  Commencing on the Effective Date
                                            (the "COMMENCEMENT DATE")

                                            Expiring on March 31, 2017
                                            (the "EXPIRATION DATE")

         Renewal Options (Article 6):       2 options; 3 years each

         Base Rent (Article 7):

         (a)      Months 1-12:       $53,566 per month

         (b)      Months 13-24       $73,653 per month

         (c)      Months 25-36       Prevailing Market Rent

         (d) Month 36 - Expiration Date: the Base Rent for the immediately preceding year, increased by an increase in the CPI over the previous Lease Year; provided that if Genencor exercises a Renewal Term, then rent for the initial lease year during a Renewal Term shall be the Prevailing Market Rent, and the rent for each subsequent lease year shall be the rent for the immediately preceding lease year increased by any increase in the CPI over the previous lease year.

         Rent Commencement Date (Article 7):   Substantial Completion of the
                                               Initial improvements

         Use (Article 5): General office use, technological research and development and related administrative uses, including, for example, internal marketing, sales and in-house legal functions.

         Description of Initial Improvements:  See EXHIBIT A

2.       DEFINITIONS

         As used in this Lease, the following terms shall have the following meanings, applicable, as appropriate, to both the singular and plural forms of the terms herein defined:

         "ADDITIONAL RENT" IS as defined in Article 7.

         "ALTERATIONS" means any improvements, alterations, remodeling, or reconstruction of or to the Premises by or for the benefit of Tenant, but not including, in any event the Initial Improvements

         "APPLICABLE LAWS" means all applicable laws, codes, ordinances, orders, rules, regulations and requirements, of all federal, state, county, municipal and other governmental authorities and the departments, commissions, boards, bureaus, instrumentalities, and officers thereof relating to or affecting the Premises, the improvements now or hereafter located on the Premises or the use, operation or occupancy of the Premises for the purposes permitted hereunder, whether now existing or hereafter enacted, including Environmental Laws.

         "APPROPRIATION "means any taking by exercise of right of condemnation (direct or inverse) or eminent domain, or requisitioning by military or other public authority for any purpose arising out of a temporary emergency or other temporary circumstance or sale under threat of condemnation. "Appropriated" means having been subject to such taking and "Appropriating" means exercising such taking authority.

         "AWARD" means the amount paid by the Appropriating authority as a result of an Appropriation.

         "BASE RENT" means the amounts set forth in Article 1, payable in accordance with Article 7.

         "BASIC LEASE INFORMATION" means the information contained in Article 1.

         "BUILDING" is as stated in Article 3 below.

         "BUILDING COMMON AREAS" is as defined in Article 8.

         "BUILDING STRUCTURE" means the structural portions of the Premises, including, without limitation, the foundation, floor/ceiling slabs, roof, curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs and stairwells.

         "BUILDING SYSTEMS" means air conditioning, heating, ventilating, mechanical, elevator, plumbing, electrical and all other mechanical systems of the Building.

         "CITY" means the City of Palo Alto.

         "COMMENCEMENT DATE" is as stated in Article 1.

         "COMPLEX" is as defined in Article 3.

         "COMPLEX COMMON AREAS" is as defined in Article 8.

         "CPI" means the Consumer Price Index published by the U.S. Department of Labor, Bureau of Labor Statistics (San Francisco-Oakland Bay Area, All Urban Consumers, All Items), or if such index is no longer published, a successor or substitute index designated by Landlord, published by a governmental agency and reflecting changes in consumer prices in the San Francisco Bay Area.

         "ENVIRONMENTAL LAWS" means any cleanup and abatement orders, waste discharge requirements or other administrative or judicial orders, agreements or decrees issued to Landlord or any Tenant Indemnitee by the Regional Water Quality Control Board, San Francisco Bay Region, the United States Environmental Protection Agency, or the California Environmental Protection Agency or any other governmental agency having jurisdiction with respect to the Complex, and any and all laws, statutes, ordinances, rules, regulations, and requirements of any governmental authority applicable to the use, storage, handling, transportation, remediation, removal, production, disposal, discharge, release or emission of any Hazardous Materials in, on, under or from the Complex.

         "EXCESS RENT" is as defined in Section 17.8.

         "EXPIRATION DATE" is as defined in Article 1.

         "EVENT OF DEFAULT" is as defined in Article 24.

         "FIRST CLASS" means having a standard of condition, maintenance, repair and operation equal to or better than the average standards prevailing for research and development and office buildings in the Stanford Research Park.

         "FULL INSURABLE REPLACEMENT VALUE" is as defined in Section 19.1.

         "HAZARDOUS MATERIALS" is as defined in Article 27.

         "HAZARDOUS MATERIALS OCCURRENCE" means any use, treatment, keeping, storage, sale, release or discharge of any Hazardous Materials from, on, about, under or into the Premises or the Complex that are or were attributable to the activities of Tenant or any of Tenant's Agents.

         "INITIAL IMPROVEMENTS" means the initial improvements to the Premises, as described in the attached EXHIBIT A.

         "INTEREST RATE" means the lesser of (i) the rate of interest charged by Bank of America N.T. & S.A. at its offices in San Francisco (or, if the Bank of America is no longer a national bank with offices in San Francisco, such other national bank with offices in San Francisco as Landlord may designate) as its prime or reference rate, plus 2%, or (ii) the highest rate permitted under Applicable Laws, compounded monthly.

         "LANDLORD'S UNAVOIDABLE DELAY" means any actual delay in the construction of the Initial Improvements caused by circumstances beyond Landlord's reasonable control, including, without limitation, (i) Acts of God, strikes, lock-outs, inability to obtain necessary equipment, supplies or materials through ordinary sources by reason of regulation or order of any government or order of any government or regulatory body, civil disturbance, act of a public enemy, war, riot, sabotage, blockade; (ii) delay caused by the actions or inactions of Tenant; (iii) delay attributable to lightning, earthquake, fire, storm, hurricane, tornado, flood, washout, explosion; (iv) delay caused by unanticipated environmental conditions encountered in demolition or construction; or (v) any other similar industry-wide or area-wide cause beyond the reasonable control of the Landlord, or any of its contractors or other representatives; but specifically excluding any financial inability of Landlord or Landlord's contractors. Any prevention, delay or stoppage due to a Landlord's Unavoidable Delay shall excuse the performance of Landlord for a period of time equal to any such prevention, delay or stoppage.

         "LEASE YEAR" shall mean each successive twelve month period commencing on the Rent Commencement Date, provided that the last Lease Year shall end on the Termination Date. Notwithstanding that for purposes of this definition the first Lease Year commences on the Rent Commencement Date, this Lease shall commence upon the Commencement Date.

         "LEASEHOLD MORTGAGE" is as defined in Article 22.

         "PERMITTED SUBLEASE" is as defined in Article 18.

         "PREMISES" is as defined in Article 3.

         "PREVAILING MARKET RENT" means the rental rate calculated in accordance with the provisions of SCHEDULE 1.

         "PROJECTED COMPLETION DATE" is as defined in Section 4.2.

         "REAL PROPERTY TAXES" is as defined in Section 14.1.

         "RENEWAL OPTION "is as defined in Section 6.2.

         "RENEWAL TERM "is as defined in Section 6.2.

         "RENT COMMENCEMENT DATE" is as defined in Section 7.1.

         "RULES AND REGULATIONS" is as defined in Article 8.

         "SUBSTANTIAL COMPLETION" or "SUBSTANTIALLY COMPLETE" means final sign off of the Initial Improvements by the City of Palo Alto Building Department.

         "TENANT INDEMNITIES" is as defined in Section 4.3(a).

         "TENANT'S AGENTS" means any subtenant of Tenant or any officer, director, employee, licensee, invitee, agent or contractor (or their subcontractors) of Tenant or any subtenant of Tenant.

         "TENANT'S HAZARDOUS MATERIALS" means any Hazardous Materials to the extent attributable to a Hazardous Materials Occurrence.

         "TENANT'S PROPERTY" is as defined in Section 11.12.

         "TENANT'S BUILDING PROPORTIONATE SHARE" means the fraction, the numerator of which is the square foot area of the Premises, and the denominator of which is the square foot area of the Building. For purposes of this Lease, the Building Proportionate Share is agreed to be 53.01%.

         "TENANT'S COMPLEX PROPORTIONATE SHARE" means that fraction, the numerator of which is the square foot area of the Premises, and the denominator of which is the sum of the square foot area of the Building and the adjacent building located at 925 Page Mill Road. For purposes of this Lease, Tenant's Complex Proportionate Share is agreed to be 15.35%.

         "TERM "is as defined in Article 6.

         "TERMINATION DATE" shall mean the Expiration Date or such earlier date as this Lease is terminated pursuant to any provision hereof.

         "TRANSFER" is as defined in Section 17.1.

         "TRANSFER COSTS" is as defined in Section 17.8.

3.       LEASE OF PREMISES

         3.1 Lease of Premises. Landlord hereby leases to Tenant, and Tenant hereby hires and takes from Landlord, those certain premises (the "PREMISES") consisting of approximately 26,783 rentable square feet of space, as shown on the attached EXHIBIT B and located at 975 Page Mill Road, Palo Alto, California (the "BUILDING"). The Premises are part of a complex (the "COMPLEX") consisting of the Building, the adjacent building located at 925 Page Mill Road, and the surrounding parking lots, landscaping and other improvements. Said letting and hiring is upon and subject to the terms, covenants and conditions hereinafter set forth, and Tenant covenants as a material part of the consideration for this Lease to perform and observe each and all of said terms, covenants and conditions. This Lease is made upon the condition of such performance and observance.

         3.2      Intentionally omitted.

4.       ACCEPTANCE OF PREMISES; LANDLORD'S INDEMNIFICATION

         4.1 Tenant's Due Diligence. Prior to entering into this Lease, Tenant has made a thorough, independent examination of the Premises and matters Tenant considers relevant to Tenant's decision to enter into this Lease. Without in any way limiting the generality of the foregoing, Tenant's inspection and review has included, to the extent that Tenant in its sole discretion has deemed necessary or appropriate or possible:

         (a) all municipal and other legal requirements such as taxes, assessments, zoning, use permit requirements and building codes;

         (b) Tenant's ability to obtain appropriate licenses and satisfy all current licensing requirements under Applicable Laws in effect at the time of execution of this Lease; and

         (c) the economics of the business Tenant intends to conduct on the Premises, including without limitation, market conditions and financial viability.

         Nothing contained in this Section 4.1 shall in any way limit or otherwise affect Landlord's obligations under this Lease, including, without limitation, Sections 4.3 or 4.7 hereof.

         4.2      Acceptance of the Premises.

         (a) Landlord shall, at its sole cost and expense, demise and construct the Initial Improvements, as described in Exhibit A. Landlord shall diligently prosecute the construction of the Initial Improvements and use diligent efforts to achieve Substantial Completion of the Initial Improvements by the date which is eight (8) weeks after the Effective Date (the "PROJECTED COMPLETION DATE"), subject to Landlord's Unavoidable Delays. Preliminary plans for the Initial Improvements have been approved by Tenant; Tenant shall have three (3) business days after the Effective Date to review and approve the final plans for the Initial Improvements, such approval not to be unreasonably withheld, delayed or conditioned. Subject to the terms and provisions contained herein, including with out limitation, Landlord's obligations to complete the Initial Improvements, Tenant specifically agrees to take the Premises in its existing condition and acknowledges that in entering into this Lease, except for representations of Landlord specifically set forth in this Lease, Tenant does not rely on, and Landlord does not make, any express or implied representations or warranties as to any matters including, without limitation, the suitability of the soil or subsoil; any characteristics of the Premises or improvements thereon; the suitability of the Premises for the intended use; the likelihood of deriving business from or other characteristics of The Leland Stanford Junior University; the economic feasibility of the business Tenant intends to conduct on the Premises; Hazardous Materials on, under, or in the vicinity of the Premises; or any other matter. Tenant has satisfied itself as to such suitability and other pertinent matters by Tenant's own inquiries and tests into all matters relevant in determining whether to enter into this Lease.

         (b) Without limitation of the foregoing provisions of this Section 4.2, Tenant represents to Landlord that Tenant is aware that detectable amounts of Hazardous Materials have come to be located on, beneath and/or in the vicinity of the Premises. Tenant has made such investigations and inquiries as it deems appropriate to ascertain the effects, if any, of such substances and contaminants on its operations and persons using the Premises and the Complex. Landlord makes no representation or warranty with regard to the environmental condition of the Premises or the Complex.

         (c) Notwithstanding the foregoing, Landlord represents and warrants that (i) as of the date of completion of the Building, the Premises complied with all laws, codes, ordinances and other governmental requirements then applicable to the Premises and the Building, including, with out limitation, the Americans with Disabilities Act (42 USC Section 1211 et seq.) (the "ADA"); (ii) as of the Commencement Date, the Premises, including the improvements and equipment therein, shall be in good working order, condition, and repair and (iii) upon Substantial Completion, the Initial improvements will be completed in accordance with all Applicable Laws, including, without limitation, the ADA. If the Premises do not comply with said warranty, Landlord shall, except as otherwise provided, promptly after receipt of written notice from Tenant setting forth with specificity the nature and extent of such non-compliance, rectify the same at its sole cost and expense. If Tenant does not give Landlord written notice of noncompliance with the warranty under subsection (ii) above within ninety (90) days after Substantial Completion of the Initial Improvements, correction of such non-compliance shall be treated as set forth in Section 12 hereof.

         (d) Nothing contained in this Section 4.2 shall in any way limit or otherwise affect Landlord's obligations under this Lease, including, without limitation Sections 4.3 or 4.7 hereof.

         4.3      Landlord's Environmental Indemnification.

         (a) Landlord shall indemnify, defend and hold harmless Tenant, any leasehold mortgagee of Tenant, any purchaser in foreclosure from any leasehold mortgagee of Tenant, any person to whom Tenant assigns its interest in this Lease in compliance with Article 17 hereof, and any person to whom Tenant sublets all or any portion of the Premises in compliance with Article 18 hereof, and their respective successors, shareholders, officers, directors, employees and agents (Tenant and all such others being herein collectively referred to as "TENANT INDEMNITEES") from and against any and all claims, demands, actions, suits, orders, proceedings, judgments or injunctions threatened, made, brought, or entered against any Tenant Indemnitee by any federal, state, or local environmental governmental agency, or by any person (including, without limitation, attorneys' fees and expenses resulting therefrom) including, without limitation, those for bodily injury (including death), damage to real or personal property of such person, or costs of response as defined by Section 101(25) of CERCLA, 42 U.S.C. 9601 (25) or any other costs to investigate, abate, remove or remediate as required by an appropriate governmental agency under federal or state law, incurred by such person (collectively referred to herein as "CLAIMS") to the extent such Claims arise out of or in connection with any
(i) Hazardous Materials in, on, under or from the Complex other than Tenants' Hazardous Materials, (ii) any violation by Landlord of an Environmental Law, or
(iii) acts of any third party present on the Complex pursuant to an agreement entered into by Landlord permitting such party access to the Complex for purposes of testing, monitoring or remediation of Hazardous Materials other than Tenant's Hazardous Materials (collectively referred to herein as "LANDLORD'S ENVIRONMENTAL INDEMNITY OBLIGATIONS"). Notwithstanding anything to the contrary herein, Landlord's Environmental Indemnity Obligations shall not include any of the following: (a) any Claims to the extent such Claims arise out of or are proximately caused by a breach of any provision of this Lease by Tenant or any other Tenant Indenmitee, (b) any Claims to the extent such Claims arise out of any Tenant's Hazardous Materials, (c) any Claims brought by any employee of Tenant or of any other Tenant Indemnitee where such Claim is covered by worker's compensation insurance maintained by Tenant or such Tenant Indemnitee, and (d) any Claims based on loss of use or occupancy of the Premises or any part thereof by any Tenant Indemnitee, or injury to or inconvenience or interference with Tenant's or any Tenant Indemnitee's business, and any Claims for lost profits or lost revenues of any type or kind resulting therefrom. In no event shall Landlord's Environmental Indemnity Obligations include remediation to standards more stringent that those required by the appropriate governmental agencies in order to comply with Environmental Laws.

         In case any Claim that is covered by Landlord's Environmental Indemnity Obligations be initiated against any Tenant Indemnitee, then Landlord, upon notice from such Tenant Indemnitee, shall at its sole cost and expense, resist or defend such Claim by attorneys reasonably approved by such Tenant Indemnitee. Notwithstanding the foregoing, a Tenant Indemnitee may retain its own attorneys, and Landlord shall pay the reasonable fees and disbursements of such attorneys (except for fees and expenses for defense of any Claim brought by a Tenant Indemnitee against another Tenant Indemnitee, which shall not be paid by Landlord), to defend or assist in defending any claim, action or proceeding (i) involving potential liability of Five Million Dollars ($5,000,000) or more, (ii) if the Tenant Indemnitee shall have reasonably concluded that there may be a conflict of interest between Landlord and such Tenant Indemnitee in the conduct of the defense of such action (in which case Landlord shall not have the right to direct the defense of such Claim, on behalf of such Tenant Indemnitee), or
(iii) the Claim is for equitable relief against the Tenant Indemnitee and no monetary damages are being sought against the Tenant Indemnitee. Landlord shall not settle any Claim against a Tenant Indemnitee without such Tenant Indemnitee's consent if such settlement involves relief other that the payment of money. No Tenant Indemnitee shall settle any Claim without Landlord's written consent. Any settlement not consented to by Landlord shall not be covered by Landlord's Environmental Indemnity Obligations.

         4.4 Limited Release of Landlord. Tenant, on behalf of itself and the other Tenant Indemnitees, hereby releases Landlord and Landlord's officers, directors, trustees, agents and employees, from any and all of the following:
(a) any Claims to the extent such Claims arise out of or are proximately caused by a breach of any provision of this Lease by Tenant or any other Tenant Indemnitee, (b) any Claims to the extent such Claims arise out of or in connection with any Tenant's Hazardous Materials, (c) any Claims brought by any employee of Tenant or of any other Tenant Indemnitee where such Claim is covered by worker's compensation insurance maintained by Tenant or such Tenant Indemnitee to the extent such Claim is excluded from Landlord's Indemnity Obligations, and (d) any Claims by any Tenant Indemnitee based on loss of use or occupancy of the Premises or any part thereof, or injury to or inconvenience or interference with Tenant's or any Tenant Indemnitee's business, and any Claims for lost profits or lost revenues of any type or kind resulting therefrom.

         In connection with the above release, Lessee hereby waives any and all rights conferred upon it by the provisions of Section 1542 of the California Civil Code, which reads as follows:

                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

or by the provisions of any similar statute.

         4.5 Rental Abatement. If the discovery, investigation or remediation of Hazardous Materials, other than Tenant's Hazardous Materials, in, on or under the Complex unreasonably interferes with Tenant's use and occupancy of the Premises, then Tenant shall be entitled to a reduction in Base Rent and Additional Rent during the period of such interference in proportion to the degree that Tenant's use and occupancy of the Premises is impaired. If such reduction continues for a period in excess of sixteen (16) months, then either Landlord or Tenant shall have the right, upon not less than thirty (30) days notice, to terminate this Lease, provided, however, that this Lease shall not be terminated by Landlord if Tenant gives Landlord written notice, not later than ten (10) business days after receipt of Landlord's notice of termination, that Tenant elects to resume full payment of Base Rent and Additional Rent effective as of the date of termination specified in Landlord's notice and that Tenant irrevocably waives any further rental abatement or right to terminate the Lease based on such impairment. Nothing contained in this Section 4.5 shall limit or otherwise affect Landlord's obligations under this Lease including, without limitation, Section 4.3 or 4.7 hereof.

         4.6      Intentionally omitted.

         4.7 Landlord's Indemnification. Landlord shall indemnify and hold harmless Tenant and any other Tenant Indemnitee for and from any and all claims, demands, losses, damages, costs and liabilities, including, without limitation, reasonable attorneys fees and costs, resulting from the negligent act or willful misconduct of Landlord or Landlord's agents or employees with respect to the Complex or the Premises or any default by Landlord in the observance or performance of any of Landlord's obligations hereunder. Landlord shall have no obligation under this Section 4.7 or under Section 4.3 above, for any claim, action or proceeding to the extent covered by Tenant's indemnification obligations under this Lease. Landlord's indemnification obligations under Section 4.3 and this Section 4.7 shall survive any termination of this Lease.

         In case any claim, action or proceeding be brought, made or initiated against any Tenant Indemnitee that is covered by Landlord's indemnification under this Section 4.7, Landlord, upon notice from Tenant, shall at its sole cost and expense, resist, or defend such claim, action or proceeding by attorneys reasonably approved by Tenant. Notwithstanding the foregoing, the Tenant Indemnitee may retain its own attorneys, and Landlord shall pay the reasonable fees and disbursements of such attorneys (except for fees and expenses for defense of any such claim, action or proceeding brought by a Tenant Indemnitee against another Tenant Indemnitee, which shall not be paid by Landlord), to defend or assist in defending any claim, action or proceeding (i) involving potential liability of Five Million Dollars ($5,000,000) or more, (ii) if the Tenant Indemnitee shall have reasonably concluded that there may be a conflict of interest between Landlord and such Tenant Indemnitee in the conduct of the defense of such action (in which case Landlord shall not have the right to direct the defense of such claim, on behalf of such Tenant Indemnitee), or
(iii) the claim is for equitable relief against the Tenant Indemnitee and no monetary damages are being sought against the Tenant Indemnitee. Landlord shall not settle any claims, actions or proceedings against a Tenant Indemnitee without such Tenant Indemnitee's consent if such settlement involves relief other than the payment of money. No Tenant Indemnitee shall settle any such claims, actions or proceedings without Landlord's written consent. Any settlement not consented to by Landlord shall not be covered by Landlord's indemnification.

5.       USE

         Tenant shall use and occupy the Premises in conformance with Applicable Laws, and only the use set forth in Section 1, and for no other purpose. Neither Tenant nor any other person shall use the Premises for any other purposes. Tenant shall not do or permit to be done in the Premises, or do anything in or about the Complex, or bring or keep or permit to be brought or kept in the Premises, or bring or keep in or about the Complex anything that is prohibited by or will in any way increase the existing rate of (unless any such increase is fully paid for by Tenant), or will cause a cancellation of, any insurance covering the Complex or any part thereof, or any of its contents. Tenant shall not do or permit to be done anything in the Premises, or do anything in or about the Complex that will materially obstruct or interfere with the rights of other tenants or occupants of the Complex or use or allow the Premises to be used for any unlawful purpose. Tenant shall not place any loads upon the floors, walls, or ceiling, which endanger the structure, or place any fluids or materials that would cause damage in the drainage system of the building. No waste materials or refuse shall be dumped on the Complex or permitted to remain on the outside of the Premises except in trash containers placed inside exterior enclosures designated by Landlord for the purpose. No materials, supplies, equipment, finished products or semi finished products, raw materials or articles of any nature shall be stored upon or permitted to remain outside the Premises or on any portion of Building or Complex Common Areas unless otherwise approved by Landlord in its sole discretion. No loudspeaker or other device, system or apparatus which can be heard outside the Premises (except those used for life safety or security purposes) shall be used in or at the Premises without the prior written consent of Landlord. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. The provisions of this Section are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Complex.

6.       TERM

         6.1 Term. The term of this Lease (the "TERM") shall commence on the Commencement Date stated in Article 1 and (unless sooner terminated as hereinafter provided), shall expire on the Expiration Date stated in Article 1.

         6.2 Renewal Options. Tenant shall have two separate options (the "RENEWAL OPTIONS") to extend the term of this Lease for a period of three (3) years (each, a "RENEWAL TERM"). No Renewal Option shall be effective if Tenant is in default under any of the terms or conditions of this Lease either at the time of exercise of the Renewal Option or the time of commencement of the applicable Renewal Term, unless such default is cured prior to the expiration of any applicable cure period. The first Renewal Option must be exercised, if at all, by written notice from Tenant to Landlord given not more than fifteen (15) months nor less than twelve (12) months prior to the expiration of the initial term of this Lease and the second Renewal Option must be exercised, if at all, by written notice from Tenant to Landlord given not more than fifteen (15) nor less than twelve (12) months prior to the expiration of the first Renewal Term. Such notice given by Tenant to Landlord shall be irrevocable. The Renewal Term shall be upon the same terms and conditions as the original term, except that the annual Base Rent applicable beginning upon the commencement of the Renewal Term shall be equal to the Prevailing Market Rent, which in any event shall not be less than the annual Base Rent payable (without consideration of any rental abatement in connection with damage or destruction) as of the lease year immediately preceding the applicable Renewal Term (provided that, to the extent applicable, any rental abatement then in effect shall continue, as applicable, during the Renewal Term).

         6.3 Termination Option. Tenant shall have the option (the "EARLY TERMINATION OPTION") to terminate this Lease effective as of April 1, 2012 (the "EARLY TERMINATION DATE") by giving Landlord written notice of Tenant's election to terminate not later than June 30, 2011. Tenant's exercise of the Early Termination Option shall be irrevocable. If Tenant exercises the Early Termination Option, this Lease shall terminate on April 1, 2012. If Tenant fails to exercise the Early Termination Option on or before June 30, 2011, the Early Termination Option shall expire and be of no further force or effect.

7.       RENT; ADDITIONAL RENT

         7.1 Base Rent. Tenant agrees to pay to Landlord, in lawful money of the United States of America and Landlord agrees to accept as annual Base Rent for the Premises during the Term the amounts specified in Article 1. Notwithstanding that the Term of this Lease shall commence on the Commencement Date, Tenant's obligation to pay Base Rent and Additional Rent shall not commence until the Rent Commencement Date. As used herein, the term "RENT COMMENCEMENT DATE" has the meaning set forth in Article l.

         7.2 Time for Payment. The Base Rent shall be payable in monthly installments on or before the first day of each month, in advance, commencing on the Rent Commencement Date, without any prior demand and without deductions or setoff.

         7.3 Additional Rent. Commencing upon the Rent Commencement Date, Tenant shall pay to Landlord all charges and other amounts required to be paid by Tenant under this Lease as additional rent ("ADDITIONAL RENT") including, without limitation, the amounts specified below. Landlord shall have the same remedies for a default in the payment of Additional Rent as for a default in the payment of Base Rent. Commencing upon the Rent Commencement Date, Tenant shall pay to Landlord (or pay directly as specified in the applicable Article of this Lease) as Additional Rent the following:

         (a) Tenant's Building Proportionate Share of Building Operating Expenses, as set forth in Section 10.1;

         (b) Tenant's Complex Proportionate Share of Complex Operating Expenses, as set forth in Section 10.2;

         (c) Tenant's Building Proportionate Share of all utilities provided by Landlord to the Building and Tenant's Complex Proportionate Share of all utilities provided by Landlord to the Complex Common Areas, as set forth in
Article 13;

         (d) Tenant's Building Proportionate Share of all Real Property Taxes relating to the Building (which include the Building's proportionate share of the Real Property Taxes relating to the Complex Common Areas), as set forth in Article 14;

         (e) Tenant's Building Proportionate Share of all insurance premiums paid by Landlord and covering the Building, and Tenant's Complex Proportionate Share of all insurance premiums paid by Landlord and covering the Complex Common Areas, as set forth in Article 19;

         (f) A management fee equal to either two percent (2%) of the Base Rent or, if the Building is managed by a third-party management company, Tenant's Building Proportionate Share of the actual cost incurred by Landlord, not to exceed two percent (2%) of the Base Rent; and

         (g) All charges, costs and expenses, which Tenant is required to pay hereunder, together with all interest and penalties, costs and expenses including, without limitation, attorneys' fees and legal expenses, that may accrue thereto in the event of Tenant's failure to pay such amounts and all damages and reasonable costs and expenses which Landlord may incur by reason of an Event of Default by Tenant.

         7.4 Payment of Additional Rent. Except as otherwise provided in the last sentence of this Section 7.4, Tenant shall pay to Landlord monthly, in advance, Tenant's Building or Complex Proportionate Share, as applicable, of an amount estimated by Landlord to be Landlord's approximate average monthly expenditure for such Additional Rent items, which estimated amount shall be reconciled at the end of each calendar year as compared to Landlord's actual expenditure for said Additional Rent items. Within ninety (90) days after the end of each calendar year, Landlord shall provide to Tenant a statement of the actual Additional Rent due for the preceding calendar year. Tenant shall pay to Landlord, upon demand, any amount expended by Landlord for said Additional Rent items in excess of said estimated amount, or Landlord shall credit (or refund to Tenant if no further installments of Base Rent or Additional Rent are due hereunder) any amount of estimated payments made by Tenant in excess of Landlord's actual expenditures for said Additional Rent items against the next installments of Base Rent and Additional Rent due hereunder. Landlord shall use reasonable efforts to notify Tenant at least sixty days prior to the commencement of each year of the amount estimated by Landlord to be Tenant's Building or Complex Proportionate Share, as applicable, of Additional Rent items for such calendar year. Such estimates may be revised by Landlord from time to time upon thirty (30) days' prior written notice to Tenant. Tenant shall be entitled during normal business hours and upon reasonable advance notice to audit the books and records of Landlord relating to the Additional Rent expenses within eighteen (18) months after the end of the year to which such expenses relate.

         7.5 Survival of Obligations. The obligations of Tenant and Landlord under this Article 7 shall survive the expiration or other termination of this Lease, and, if the term hereof shall expire or shall otherwise terminate on a day other than the last day of a calendar year, the actual Additional Rent incurred for the calendar year in which the term hereof expires or otherwise terminates shall be determined and settled on the basis of the statement of actual Additional Rent for such calendar year and shall be prorated in the proportion which the number of days in such calendar year preceding such expiration or termination bears to 365.

         7.6 Place of Payment of Base Rent and Additional Rent. All Base Rent and all payments for Additional Rent shall be paid to Landlord at the address specified in the Basic Lease Information or to such other person or to such other place as Landlord may from time to time designate in writing.

         7.7 Late Charge. If Tenant fails to pay any Base Rent or Additional Rent within five (5) days after the date the same is due and payable, such unpaid amounts will be subject to a late payment charge equal to four percent (4%) of the unpaid amounts in each instance; provided however that not more than one time in any twelve (12) month period Tenant shall be entitled to five (5) days prior written notice prior to such late charge applying. The late payment charge has been agreed upon by Landlord and Tenant, after negotiation, as a reasonable estimate of the additional administrative costs and detriment that will be incurred by Landlord as a result of any such failure by Tenant, the actual costs thereof being extremely difficult if not impossible to determine. The late payment charge constitutes liquidated damages to compensate Landlord for its damages resulting from such late payment and shall be paid to Landlord together with such unpaid amounts. Any unpaid Base Rent and Additional Rent (but not the late charge) shall bear interest at the Interest Rate from the date ten (10) days after the date due until paid.

         7.8 Exception. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be obligated under this Lease to pay any tax, charge or fee to the extent such tax, charge or fee is imposed by any governmental authority or agency and is designated by such authority or agency as for remediation of or other costs or expenses related to Hazardous Materials (other than Tenant's Hazardous Materials) in the Complex or the Stanford Research Park or any portion thereof and is not imposed generally on businesses in the City of Palo Alto or County of Santa Clara or State of California.

8.       RULES AND REGULATIONS AND COMMON AREAS

         Subject to the terms and conditions of this Lease and the Rules and Regulations, Tenant and Tenant's employees, invitees and customers shall, in common with other occupants of the Building (with respect to the Building Common Areas) and the Complex (with respect to the Complex Common Areas), and their respective employees, invitees and customers (except to the extent of any areas designated for the exclusive use of Tenant) and others entitled to the use thereof, have the non-exclusive right to use the interior lobbies, hallways, elevators and other common areas of the Building (the "BUILDING COMMON AREAS"), and the access roads, parking areas, and facilities designated for the general use and convenience of the occupants of the Complex (the "COMPLEX COMMON AREAS"). This right shall terminate upon the termination of this Lease. No change to the shape, size, location, amount and extent of Building or Complex Common Areas shall be made without the prior written approval of Tenant, which approval shall not be unreasonably withheld or delayed. Tenant shall faithfully observe and comply with the rules and regulations attached to this Lease as EXHIBIT C ("RULES AND REGULATIONS" relating to the use of the Building and Complex Common Areas, and any part or parts thereof. The Rules and Regulations may be amended from time to time as Landlord may deem appropriate for the best interests of the occupants of the Complex provided that any such Rules and Regulations that affect access to the Premises or the parking area for the use of the Premises, shall be subject to the prior written approval of Tenant, which approval shall not be unreasonably withheld or delayed. The Rules and Regulations shall apply uniformly to all tenants of the Complex provided that Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Complex with any of said Rules and Regulations provided that Landlord shall use reasonable efforts to cause such non-complying tenant to comply.

9.       PARKING

         9.1 General Provisions. Tenant shall have the non-exclusive right in common with other tenants of the Building to use up to 106 parking spaces in the parking areas of the Complex as designated on the site plan attached hereto as EXHIBIT D. Landlord shall be responsible for the control, maintenance and repair of the parking areas of the Complex. Tenant shall not park nor permit Tenant's Agents to park, any inoperative vehicles or equipment on any portion of the common parking area or other Complex Common Areas. Landlord shall not impose any charge or fee for parking except for Complex Common Areas charges and except as may be required by any governmental law or regulation; provided that the Base Rent shall be reduced by the net amount, if any, of any such governmental charge or fee that is retained by Landlord in compliance with such law or regulation. Landlord shall not authorize use of the parking areas of the Complex by persons other than licensees, tenants and occupants of the Complex and their respective employees, invitees, licensees, agents and contractors, and Landlord's employees, agents and contractors in connection with the ownership, operation, maintenance, repair and replacement of the Complex.

         9.2 Special Provisions. Tenant shall not, at any time, park, or permit the parking of Tenant's or Tenant's Agents' trucks or other vehicles, in any portion of the Complex Common Areas not designated by Landlord for such use by Tenant. Tenant agrees to assume responsibility for compliance by its employees with the parking provision contained herein. Tenant hereby authorizes Landlord at Tenant's sole expense to tow away from the Complex any vehicle belonging to Tenant or Tenant's employees parking in violation of these provisions, or to attach violation stickers or notices to such vehicles. Tenant shall use the parking areas for vehicle parking only, and shall not use the parking areas for storage.

10.      OPERATING EXPENSES

         10.1 Building Operating Expenses. As Additional Rent and in accordance with Article 7 of this Lease, Tenant shall pay to Landlord Tenant's Building Proportionate Share of all reasonable out-of-pocket expenses of operation, management, maintenance and repair and, to the extent specifically hereinafter provided with respect to capital items, improvement and replacement of the Building Common Areas (collectively, "BUILDING OPERATING EXPENSES"), including, but not limited to, license, building and sewer permit and inspection fees; security; water and electricity use charges associated with Building Common Area lighting; all charges incurred in the maintenance of Building Common Areas; maintenance and repair of all Building Systems; salaries and employee benefits of unrelated third-party personnel and payroll taxes applicable thereto (which such sum shall not be included within the management fee set forth in Section 7.3(f)); supplies, materials, equipment and tools; and the cost of the following capital items: (i) capital improvements to the Building intended to reduce Building Operating Expenses (to the extent of the cost of such improvements, amortized over the life of such improvements), provided that any such project the cost of which would exceed $25,000 shall be reasonably agreed upon by Landlord and Tenant, subject to arbitration as hereafter provided to determine if such capital improvements will so reduce operating costs if the parties are unable to agree, and (ii) capital improvements that are required under any governmental law or regulation, provided, however, that with respect to the costs of such capital improvements, Landlord shall amortize its investment in said improvements (together with interest at the rate of ten (10%) percent per annum on the unamortized balance) in accordance with standard accounting practices. Notwithstanding any of the foregoing, Building Operating Expenses shall not include any Complex Operating Expenses.

         10.2 Complex Operating Expenses. As Additional Rent and in accordance with Article 7 of this Lease, Tenant shall pay to Landlord Tenant's Complex Proportionate Share of all reasonable out-of-pocket expenses of operation, management, maintenance and repair and, to the extent specifically hereinafter provided with respect to capital items, improvement and replacement of the Complex Common Areas (collectively, "COMPLEX OPERATING EXPENSES"), including, but not limited to, license, building and sewer permit and inspection fees; security; water and electricity use charges associated with exterior landscaping and lighting, including sewer charges; all charges incurred in the maintenance of landscaped areas, parking lots, sidewalks, driveways; salaries and employee benefits of unrelated third-party personnel and payroll taxes applicable thereto; supplies, materials, equipment and tools; charges or surcharges imposed by any governmental agencies on or with respect to transit or automobile or parking facilities; and the cost of the following capital items:
(i) paving of parking areas and driveways, (ii) capital improvements to the Complex intended to reduce Complex Operating Expenses (at least to the extent of the cost of such improvements, amortized over the life of such improvements), provided that any such project the cost of which would exceed $25,000 shall be reasonably agreed upon by Landlord and Tenant, subject to arbitration as hereafter provided to determine if such capital improvements will so reduce operating costs if the parties are unable to agree, and (iii) capital improvements that are required under any governmental law or regulation, provided, however, that with respect to the costs of such capital improvements, Landlord shall amortize its investment in said improvements (together with interest at the rate of ten (10%) percent per annum on the unamortized balance) in accordance with standard accounting practices. Notwithstanding any of the foregoing, Complex Operating Expenses shall not include any Building Operating Expenses.

         10.3 Exclusions. Building and Complex Operating Expenses payable by Tenant pursuant hereto as Additional Rent shall not include Landlord's debt repayments; interest on charges; expenses directly or indirectly incurred by Landlord for the benefit of any other tenant; cost for the installation of partitioning or any other tenant improvements; cost of attracting tenants or legal fees or costs associated with negotiating tenant leases or tenant disputes; depreciation; interest; any amounts payable by Landlord under Sections
4.3 or 4.7; any costs associated with construction of the Initial Improvements; expenses in connection with services, redecorating, special cleaning or other benefits of a type which are not provided to Tenant, but which are provided to any other tenant or occupant of the Building; any items to the extent such items are required to be reimbursed to Landlord by other tenants or occupants of the Building or by third parties; the cost of constructing tenant improvements or installations for any tenant in the Building (including any relocation costs); penalties, fines, or late payment interest incurred by Landlord due to violation by Landlord, or Landlord's agents, contractors or employees, of either the payment terms and conditions of any lease or service contract covering space in the Building or Landlord's obligations as owner of the Building (such as late payment penalties and interest on real estate taxes, late payment of utility bills); costs incurred by Landlord for repair or restoration to the extent that Landlord is reimbursed by insurance or condemnation proceeds or that the same is covered by warranty; costs incurred in correcting latent defects or remediating Hazardous Materials Contamination (other than Tenant's Hazardous Materials) in the Building; management fee expenses set forth in Section 7.3(f).

         10.4 Audit Right. Tenant shall have the right upon reasonable notice and during working hours to audit Landlord's records with respect to Building Operating Expenses and Complex Operating Expenses and any dispute between Landlord and Tenant with respect to such

Building Operating Expenses and Complex Operating Expenses shall be resolved by arbitration in accordance with Article 39 hereof.

11.      ALTERATIONS

         11.1     Intentionally omitted.

         11.2 Alterations. Tenant shall have the right to make Alterations; provided, however, that any proposed Alteration project involving total expenditures in excess of Twenty-Five Thousand Dollars ($25,000), or affecting in any material way, the structural, exterior or roof elements of the Premises or the elevator, mechanical, electrical (other than relocation, addition, or elimination of electrical outlets), plumbing or life safety systems of the Premises, or requiring any health, safety or environmental approval or any application to a political jurisdiction for rezoning, general plan amendment, variance or a conditional use permit or that, pursuant to any other provision of this Lease, requires Landlord's approval, shall be subject to Landlord's prior written approval (see Section 11.5 below). Any Alterations shall be at Tenant's sole cost and expense, and shall be subject to the terms of this Article 11. Alterations shall be at least equal in quality to the Premises as originally constructed.

         11.3 Permits and Approvals. Tenant shall be solely responsible for obtaining, at its sole cost and expense, the approval of the City (and any other governmental agencies with jurisdiction) for any general plan amendment, rezoning, variance, conditional use permit, building, electrical and plumbing permits, environmental impact analysis and mitigations imposed thereby, or other governmental action necessary to permit the development, construction and operation of any Alterations in accordance with this Lease. Notwithstanding the foregoing, Tenant shall apply for and prosecute any required governmental review processes for a general plan amendment, rezoning, variance or use permit only through and in the name of Landlord, and Tenant shall not submit to any Environmental Impact Report consultant or other consultant or any public agency information regarding Landlord, Landlord's lands or Landlord's tenants without Landlord's prior written approval except as may be mandated by law or a court of competent jurisdiction. Landlord's approval shall be deemed given if Landlord does not otherwise respond within three (3) business days after receipt of Tenant's written request, or such longer period of time as Landlord and Tenant may agree in writing. Landlord, at no out-of-pocket cost or expense to itself, shall cooperate with Tenant to the extent reasonably required to obtain the approval of the City for any proposed Alterations approved by Landlord hereunder. Tenant shall reimburse Landlord for any out-of-pocket expenses incurred by Landlord in connection with such cooperation. As used herein the term "out-of-pocket expenses" does not include costs of Landlord's in-house personnel. Landlord shall obtain Tenant's prior written approval for any reimbursable expenses, provided that Landlord shall have no obligation to take any action under this Section 11.3 requiring expenditure of out-of-pocket costs if Tenant fails to approve such expenses. Nothing contained herein, however, shall permit or be deemed to permit Tenant to use the Premises for any purpose not expressly permitted under Article 5 hereof.

         11.4     Design.

         (a) Plans and specifications for any Alterations affecting the structure of the Building, shall be subject to Landlord's approval.

         (b) For any Alterations requiring Landlord's prior approval, prior to submittal to the City, Tenant shall submit to Landlord, for Landlord's review, the number required by Landlord (but not more than four) of duplicate sets of design drawings for the proposed Alterations, whether or not they are required by the City to commence the application for governmental design approval.

         (c) Prior to finalizing any construction documents that differ materially from any design or other construction documents previously approved by Landlord for any Alterations which require Landlord's prior approval, Tenant shall submit to Landlord for Landlord's written approval in accordance with
Section 11.4(a) above, the number of duplicate sets of such documents required by Landlord (but not more than four), upon which any changes shall be indicated. Landlord's approval shall be deemed given if Landlord does not otherwise respond within seven (7) business days after receipt of Tenant's request for approval.

         11.5 Landlord's Approval. Except where Landlord's approval is expressly stated as being in Landlord's sole discretion, Landlord's approval under this Article 11 of any matter requiring Landlord's approval hereunder shall not be unreasonably withheld or delayed. Landlord agrees to respond to any request for approval under this Article 11 within thirty (30) days (or such shorter time as may be specifically provided herein) after receipt of Tenant's written request for approval, which response may be approval, disapproval, or a request for additional information or discussion. If Landlord fails to make any response to a written request for approval under this Article 11 within thirty
(30) days after the date of Landlord's receipt of such request, then Landlord's approval shall be deemed given if Landlord has continued to fail to respond after ten (10) days after receipt of a second written notice from Tenant stating the request and stating that Landlord has failed to respond for thirty (30) days and further that Landlord's approval will be deemed given if Landlord continues to fail to make any response within ten (10) days after receipt of said second notice. Landlord further agrees to use diligent efforts to respond within such earlier time period as Tenant may reasonably request given Tenant's particular constraints at the time and Tenant agrees to afford Landlord additional time to respond if reasonably requested by Landlord and not detrimental to Tenant's plans. Any disapproval of any matter that is not subject to Landlord's sole discretion, shall specify Landlord's reasons for disapproving. If Landlord expresses its disapproval of any matter requiring Landlord's prior approval pursuant to this Article 11, Tenant shall not proceed with the item disapproved or any item substantially and directly affected by such disapproved item until such dispute is resolved. Landlord and Tenant shall meet and attempt in good faith to resolve the dispute. If, after meeting, Landlord and Tenant are unable to resolve such dispute, such dispute shall be resolved by mediation, if both parties agree, or by arbitration pursuant to Article 39.

         11.6 Contracts. Prior to entering into a contract for any Alteration which required Landlord's prior approval, Tenant shall obtain Landlord's written approval of the identity of the architect and the general contractor, which approval shall be deemed given if Landlord does not otherwise respond within ten (10) business days after receipt of Tenant's request for approval.

Each such contract shall contain provisions reasonably acceptable to Landlord that permit such contracts to be assumed by Landlord or its designee, at Landlord's sole discretion, following a termination of this Lease. Any such assumption shall be on the same terms and conditions (including fees and prices) as set forth in such contracts.

         11.7 Prerequisites to Commencement of Construction. In addition to all other requirements set forth herein, before commencing the construction of any Alterations for which Landlord's prior approval is required, and before any building materials have been delivered to the Premises by Tenant or under Tenant's authority, Tenant shall:

         (a) Furnish Landlord with a true copy of Tenant's contract with the general contractor.

         (b) Deliver to Landlord true copies of all documents to evidence the commitment of construction financing for any new construction or other arrangements to provide for payment for work undertaken by Tenant. Such evidence shall be in a form and substance reasonably satisfactory to Landlord.

         (c) Procure or cause to be procured the insurance coverage described below in the limits hereinafter provided, if available, and provide Landlord with certified copies of all such insurance or, with the written approval of Landlord, certificates of such insurance in form satisfactory to Landlord. All such insurance shall comply with the requirements of Articles 11 and 19.

                  (i) During the course of construction, to the extent not covered by property insurance maintained by Tenant pursuant to Article 19, comprehensive "all risk" builder's risk insurance, including vandalism and malicious mischief, covering all improvements in place on the Premises, all materials and equipment stored at the Premises and furnished under contract, and all materials and equipment that are in the process of fabrication at the premises of any third party or that have been placed in due course of transit to the Premises when such fabrication or transit is at the risk of, or when title to or an insurable interest in such materials or equipment, has passed to Tenant or its construction manager, contractors or subcontractors (excluding any contractors', subcontractors' and construction managers' tools and equipment, and property owned by the employees of the construction manager, any contractor or any subcontractor), such insurance to be written on a completed value basis in an amount not less than the full estimated replacement value of such Alterations.

                  (ii) Comprehensive liability insurance covering Tenant, Landlord and each construction manager, contractor and subcontractor engaged in any work on the Premises, which insurance may be effected by endorsement, if obtainable, on the policy required to be carried pursuant to Article 19, including insurance for completed operations, elevators, owner's, construction manager's and contractor's protective liability, products completed operations for three (3) years after the date of acceptance of the work by Tenant, broad form blanket contractual liability, broad form property damage and full form personal injury (including but not limited to bodily injury), covering the performance of all work at or from the Premises by Tenant, its construction manager, contractors and subcontractors, and in a liability amount not less than the amount at the time carried by prudent owners of comparable construction projects in the Santa Clara valley, but in any event not less than Five Million Dollars ($5,000,000) combined single limit, which policy shall contain a cross-liability clause or separation of insureds provision, an endorsement deleting the property damage exclusion as to explosion, underground, and collapse hazards, and an endorsement providing incidental malpractice coverage, and shall include thereunder for the mutual benefit of Landlord and Tenant, bodily injury liability and property damage liability automobile insurance on any non-owned, hired or leased automotive equipment used in the construction of any work.

                  (iii) Worker's Compensation Insurance in the amounts and coverages required under workers' compensation, disability and similar employee benefit laws applicable to the Premises, and Employer's Liability Insurance with limits not less than One Million Dollars ($1,000,000) or such higher amounts as may be required by law.

         11.8     General Construction Requirements.

         (a) All construction and other work (other than the Initial Improvements) shall be done at Tenant's sole cost and expense and in a prudent and first class manner and with first class materials. Tenant shall construct all Alterations in strict accordance with all Applicable Laws, and substantially in accordance with plans and specifications that are in accordance with the provisions of this Article 11 (if required) and all other provisions of this Lease.

         (b) Tenant shall construct all Alterations within setbacks required by Applicable Laws.

         (c) Prior to the commencement of any construction, alteration, addition, improvements, repair or landscaping in excess of Twenty-Five Thousand Dollars ($25,000), Landlord shall have the right to post in a conspicuous location on the Premises as well as to record with the County of Santa Clara, a Notice of Landlord's Nonresponsibility. Tenant covenants and agrees to give Landlord at least ten (10) days prior written notice of the commencement of any such construction, alteration, addition, improvement, repair or landscaping in order that Landlord shall have sufficient time to post such notice.

         (d) The provisions of Section 11.4(a) shall apply to any change in design elements that are subject to Landlord's approval and have been approved by Landlord and any material deviations in the actual construction of any Alterations from such approved design elements (any deviation affecting the exterior appearance of the Premises shall be deemed material); provided that during the course of construction, Landlord's response to any request for approval of any change order requiring Landlord's approval hereunder shall be given within five (5) business days and shall be deemed approved if Landlord does not approve or disapprove the same within five (5) business days after receipt of notice from Tenant that the aforesaid five (5) business day period has expired without response from Landlord. Landlord's review, comments, recommendations or approvals of the plans and specifications of any other design documents or any subsequent alterations or modifications are not, and shall not be deemed to be, a statement of compliance with the terms of this Lease other than the specific terms requiring such approvals.

         (e) Tenant shall take all necessary safety precautions during any construction by Tenant; provided, however, that Landlord shall bear the cost of any safety precautions that are necessary solely due to the presence of Hazardous Materials other than Tenant's Hazardous Materials and which would not otherwise be necessary. Any disagreement as to Landlord's obligations under this
Section 11.8(e) shall be resolved by arbitration pursuant to Article 39.

         (f) Tenant shall prepare and maintain appropriate engineering documentation relating to any Alterations. Such documentation shall be made available for copying and inspection by Landlord at all reasonable times and upon reasonable notice. The cost of any copying for Landlord shall be borne by Landlord.

         11.9     Construction Completion Procedures.

         (a) On completion, as determined by Tenant's architect, of the construction of any Alterations during the Term, Tenant shall file for recordation or cause to be filed for recordation a notice of completion.

         (b) On completion, as determined by Tenant's architect, of construction of any Alterations, Tenant shall deliver to Landlord evidence, satisfactory to Landlord of payment of all costs, expenses, liabilities and liens connected with such construction (except for liens that are contested in the manner provided herein). Final unconditional lien waivers shall be acceptable evidence.

         11.10    Intentionally omitted.

         11.11 Ownership. Except as provided in Section 11.12, all appurtenances, fixtures, improvements, equipment, additions and other property attached to or installed in the Premises at the commencement of or during the Term, whether temporary or permanent in nature (collectively, "FIXTURES" shall at the end of the Term or earlier termination of this Lease become the property of Landlord and all Fixtures shall remain on the Premises without compensation to Tenant, except as otherwise agreed to in writing by Landlord and Tenant.

         11.12 Tenant's Property. All property that is listed on attached EXHIBIT E and other items of property that are installed in the Premises by or for the account of Tenant, without expense to Landlord (all of which are herein called "TENANT'S PROPERTY") shall be and remain the property of Tenant and may be removed by it at any time during the Term provided that Tenant can and does promptly repair any damage to the Premises caused by such removal; provided, however, that any equipment or other property for which Landlord has granted any allowance or credit to Tenant and which is a replacement for items originally provided by Landlord at Landlord's expense shall not be considered Tenant's Property. Upon the Termination Date of this Lease, Tenant shall remove from the Premises all of Tenant's Property except such items as the parties shall have agreed are to remain and to become the property of Landlord and, upon the request of Landlord made within thirty (30) days following the expiration or termination of this Lease, Tenant, at its sole cost and expense, shall also remove any Alterations designated by Landlord at the time of installation (or in the case of Alterations not required to be approved by Landlord, designated within thirty (30) days of the Expiration Date) to be removed. Tenant shall repair or pay the cost of repairing any damage to the Premises or to the Building resulting from such removal. At Tenant's request Landlord shall specify prior to installation or construction of any Alterations whether or not Landlord will require removal of such Alterations. Tenant's obligations under this
Section 11.12 shall survive the termination of this Lease. Any items of Tenant's Property which shall remain in the Premises after the Expiration Date of this Lease may, at the option of Landlord, be deemed abandoned and in such case may either be retained by Landlord as its property or be disposed of, without accountability, at Tenant's expense in such manner as Landlord may see fit. Any disagreement between Landlord and Tenant as to what constitutes Tenant's Property and what constitutes fixtures and other property constituting part of the Premises shall be resolved by arbitration pursuant to Article 39.

         11.13    Intentionally omitted.

12.      MAINTENANCE AND REPAIRS; NO WASTE

         12.1 Landlord's Obligation. Landlord shall maintain and repair the Building Systems, the Building Structure, the Building Common Areas and the Complex Common Areas, and keep such areas and elements in First Class order and condition. Any damage in or to any such areas or elements caused by Tenant or any of Tenant's Agents shall be repaired by Tenant, or, if applicable, by Landlord at Tenant's expense and Tenant shall pay to Landlord, upon billing by Landlord, as Additional Rent, the cost of such repairs incurred by Landlord that are not covered by proceeds of insurance obtained by Landlord or required to be obtained by Landlord pursuant to the terms of this Lease.

         12.2 Tenant's Obligation. During the Term, Tenant shall, at its own cost and expense and without any cost or expense to Landlord, keep and maintain the Premises (other than the Building Structure and Building Systems) and every part thereof, the equipment, fixtures and improvements therein in a First Class condition and repair, subject to ordinary wear and tear, casualty and condemnation and any acts of Landlord. Tenant shall promptly make all repairs, replacements and alterations (whether foreseen or unforeseen, or ordinary or extraordinary) necessary to maintain the Premises in compliance with all Applicable Laws. Except as otherwise expressly provided in this Lease, Landlord shall not be obligated to make to the Premises any repairs, replacements or renewals of any kind, nature or description whatsoever and Tenant hereby expressly waives any right to terminate this Lease and any right to make repairs at Landlord's expense under Sections 1932(1), 1941 and 1942 of the California Civil Code, or any amendments thereof or any similar law, statute or ordinance now or hereafter in effect. Notwithstanding the foregoing or anything to the contrary contained in this Lease, Tenant shall not be responsible for compliance with any laws, codes, ordinances or other governmental directives where such compliance is not related specifically to Tenant's use and occupancy of or Alterations to the Premises. For example, if any governmental authority should require any portion of the Complex or the Premises to be structurally strengthened against earthquake, or should require the removal of Hazardous Materials (other than Tenant's Hazardous Materials) from the Premises and such measures are imposed as a general requirement applicable to all tenants rather than as a condition to or as a result of Tenant's specific use or occupancy of or Alterations to the Premises, such work shall not be the responsibility of Tenant.

13.      UTILITIES AND SERVICES

         Tenant shall be solely responsible for and shall make all arrangements for and shall pay for all utilities and services exclusively furnished to or used at the Premises, including without limitation, telephone and other communication services. Landlord shall supply all other utilities and services not exclusively furnished to or used at the Premises and the Building Common Areas, specifically water, gas, electricity, sewer, garbage and janitorial services, as well as electricity for the Building's proportionate share of the Complex Common Areas, the cost of which shall be included within Building Operating Expenses. Notwithstanding the foregoing, Tenant may elect to provide its own janitorial service for the Premises. Landlord shall also supply irrigation water for the Complex Common Areas, the cost of which shall be included within Complex Operating Expenses. Landlord shall not be liable for, and Tenant shall not be entitled to any abatement or reduction of rent by reason of, any interruption or failure of utility services to the Premises, except where such interruption or failure of utility services is caused by acts of Landlord or Landlord's agents or employees in the Complex and continues for a period of three or more business days, in which case Tenant shall be entitled to an abatement of Base Rent, which abatement shall be based upon the extent to which such inability to obtain utility services impairs Tenant's ability to carry on its business in the Premises. Such abatement shall continue until the utility services that were interrupted have been restored so that the lack of any remaining services no longer impairs Tenant's ability to carry on its business in the Premises. Landlord shall use its best efforts to restore any utility services the interruption or failure of which was directly caused by acts of Landlord or Landlord's agents or employees.

14.      TAXES

         14.1     Real Property Taxes.

         (a) As Additional Rent and in accordance with Article 7 of this Lease, Tenant shall pay to Landlord Tenant's Building Proportionate Share of all Real Property Taxes associated with the tax parcel on which the Building is located (which include the Building's proportionate share of the Real Property Taxes relating to the Complex Common Areas). The term "REAL PROPERTY TAXES", as used herein, shall mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership) now or hereinafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of, all or any portion of the Building or the Complex Common Areas (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord's interest therein; any improvements located within the Building or the Complex Common Areas (regardless of ownership, but without duplication of Tenant's obligations with respect to Tenant's Property, and excluding improvements owned by a tenant other than Tenant); the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located in the Building; or parking areas, public utilities, or energy within the Complex Common Areas; and (ii) all charges, levies or fees imposed by reason of environmental regulation or other governmental control of the Building or the Complex Common Areas other than any such charges, levies or fees that are excluded under Section 7.8 hereof. If at any time during the term of this Lease the taxation or assessment of the Building or the Complex Common Areas prevailing as of the Commencement Date shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (x) on the value, use or occupancy of the Building or the Complex Common Areas or (y) on or measured by the gross receipts, income or rentals from the Building or the Complex Common Areas, on Landlord's business of leasing the Building or the Complex Common Areas, or computed in any manner directly related to the operation of the Building or the Complex Common Areas, then any such tax or change, however, designated, shall be included within the meaning of the term "Real Property Taxes" for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Building or the Complex, then only that part of such Real Property Tax that is fairly allocable to the Building or the Complex Common Areas shall be included within the meaning of the term "Real Property Taxes." Notwithstanding the foregoing, the term "Real Property Taxes" shall not include estate, inheritance, gift or franchise taxes of Landlord or any federal or state net income tax imposed on Landlord's income from all sources.

         (b) Tenant shall have the right to contest the amount or validity, in whole or in part, of any Real Property Taxes by appropriate proceedings, provided that Tenant shall not postpone or defer payment of such Real Property Taxes but shall pay such Real Property Taxes notwithstanding such contest. Landlord shall execute any such document as may be required by the imposing authority as a condition to Tenant's right to undertake such contest permitted hereunder, provided that Landlord shall have no obligation to take any action other than to execute the minimum documentation required by the imposing authority in order for Tenant to exercise its rights under this Section 14.1(b) Tenant shall indemnify and defend Landlord against and save Landlord harmless, in accordance with Article 20 hereof, from and against claims, demands, costs, liabilities, damages, penalties and expenses, including, without limitation, reasonable attorneys' fees and expenses, specifically and directly arising from any such tax contest proceedings.

         14.2 Taxes on Tenant's Property. Tenant shall be liable for and shall pay before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant or any of Tenant's Agents in or about the Premises. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based on such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall upon demand, as the case may be, repay to Landlord the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that in any such event Tenant shall have the right, in the name of Landlord and with Landlord's full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest, and any amount so recovered shall belong to Tenant.

15.      LIENS

         15.1 No Liens. Tenant shall keep the Premises and Complex free from any liens arising out of any work performed, materials furnished or obligation incurred by or for Tenant. In the event that Tenant shall not, within thirty
(30) days following Tenant's receipt, of notice of the imposition of such lien, cause the same to be released of record, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith, including without limitation, reasonable attorneys' fees and costs, shall be payable to Landlord by Tenant on demand with interest at the Interest Rate. Landlord shall have the right to post and keep posted on the Premises any notices permitted or required by law or that Landlord shall deem proper for the protection of Landlord, the Premises and the Complex from mechanics' and materialmen's liens. Tenant shall have no responsibility for liens arising out of work performed, materials furnished or obligations incurred by or for Landlord, or any other tenant in the Complex.

         15.2 Contest. Tenant shall have the right to contest, in good faith, the amount or validity of any lien of the nature described in Section
15.1 above or Section 27.2 below, provided that Tenant shall give Landlord written notice of Tenant's intention to do so within thirty (30) days after Tenant's receipt of notice of the recording of such lien, and provided further, that Tenant shall, at its expense, defend itself and Landlord against the claim of lien and shall pay and satisfy any adverse judgment that may be rendered thereon before the enforcement thereof against the Premises. In addition, at the request of Landlord, Tenant shall procure and record the bond provided for in
Section 3143 of the California Civil Code or any comparable statute hereafter enacted providing for a bond freeing the Premises from the effect of such lien or claim or action thereof.

16.      COMPLIANCE WITH LAWS; INSURANCE REQUIREMENTS

         16.1 Compliance with Laws. Except as otherwise set forth in this Lease, Tenant, at Tenant's cost and expense, shall comply with all Applicable Laws. Any work or installations made or performed by or on behalf of Tenant or any of Tenant's Agents in order to conform the Premises to Applicable Laws shall be subject to and performed in compliance with the provisions of Article 11. Tenant shall give Landlord immediate written notice of any written notice of violation of Applicable Laws received by Tenant. In addition, Tenant shall notify Landlord promptly after Tenant receives any written notice of any other violation of Applicable Laws relating to the Premises or the Complex, unless such violation is Tenant's responsibility hereunder and is curable by Tenant within a reasonable time at a cost of less than fifty thousand dollars ($50,000) and Tenant is proceeding with such cure. Tenant, at its sole cost and expense, shall promptly rectify any violation of Applicable Laws relating to the Tenant's specific use or occupancy of or Alterations to the Premises. Notwithstanding the foregoing or anything to the contrary contained in this Lease, Tenant shall not be responsible for compliance with any laws, codes, ordinances or other governmental directives where such compliance is not related specifically to Tenant's use and occupancy of or Alterations to the Premises. For example, if any governmental authority should require any portion of the Project or the Premises to be structurally strengthened against earthquake, or should require the removal of Hazardous Materials (other than Tenant's Hazardous Materials) from the Premises and such measures are imposed as a general requirement applicable to all tenants rather than as a condition to or as a result of Tenant's specific use or occupancy of or Alterations to the Premises, such work shall be the responsibility of Landlord.

         16.2     Landlord Obligations. Notwithstanding the provisions of
Section 16.1, if as a result of any change in Applicable Laws, capital improvements are required under Applicable Laws to be made to the Building during the last five (5) years of the Term, and such requirement is not a result of any action taken by Tenant, such capital improvements shall be undertaken by Landlord and the costs thereof, together with interest at the lower of the Interest Rate or the rate actually paid by Landlord to an outside lender financing such capital improvements, shall be amortized over the useful life of the capital item in accordance with generally accepted accounting standards and the prorated amount shall be payable by Tenant as Additional Rent in equal monthly payments during the remainder of the Term (as the Term may be extended pursuant to Section 6.2).

17.      ASSIGNMENT

         17.1 No Assignment. Landlord is entering into this Lease in reliance on the particular and unique business and reputation of Tenant and Landlord would not enter into this Lease except for such particular and unique business and reputation. The parties expressly agree that except as otherwise expressly provided in this Lease, including, without limitation, the provisions of Article 22, Tenant shall not directly or indirectly, voluntarily or by operation of law, sell, assign, sublet, encumber, pledge or otherwise transfer or hypothecate its interest in or rights with respect to the Premises or Tenant's leasehold estate therein (any of the foregoing being herein referred to as a "TRANSFER").

         17.2 Transfer to an Affiliate. Notwithstanding the provisions of this Article 17, or Article 18 below, Landlord's consent shall not be required for, and the term "Transfer" shall not include, any sale or other transfer, including by consolidation, merger or reorganization, of stock of Tenant, if Tenant is a corporation, or, if Tenant is a partnership or limited liability company, any sale or other transfer of any partnership or membership interest in Tenant, or for any transfer to an entity that controls, is controlled by, or is under common control with Tenant, or that purchases all or substantially all of Tenant's assets, provided that no such Transfer or merger, acquisition, or other transfer of any controlling interest in Tenant shall relieve Tenant of any of its obligations under the Lease.

         17.3 Conditions to Transfer of Entire Interest. Notwithstanding the provisions of Section 17.1, but subject to the remaining provisions of this
Article 17, Tenant may assign all, but not less than all, of Tenant's interest under this Lease, provided that (i) no Event of Default has occurred and is continuing, (ii) Tenant has complied with all provisions of this Article 17, including Section 17.7, (iii) the use of the Premises by the transferee shall comply with the provisions of this Lease, and (iv) Tenant obtains the prior written consent of Landlord, which consent, subject to the foregoing conditions, shall not be unreasonably withheld. Landlord's consent shall be withheld and shall be deemed by the parties hereto to be reasonably withheld unless, prior to a proposed Transfer, Tenant furnishes Landlord with evidence satisfactory to Landlord in its reasonable judgment that the proposed transferee has the financial capability to fulfill its obligations under this Lease.

         17.4 Notice of Proposed Transfer. If Tenant desires to enter into a Transfer of this Lease, it shall give written notice (herein called a "NOTICE OF PROPOSED TRANSFER") to Landlord of its intention to do so, which notice shall include such information regarding the proposed assignee or subtenant (either being sometimes hereinafter referred to as the "TRANSFEREE") as Landlord shall reasonably require in order to determine the intended use of the Premises to be made by the proposed Transferee, and, in the case of a proposed assignment, the creditworthiness and financial capability of the proposed assignee. Landlord shall notify Tenant of Landlord's decision with respect to the proposed Transfer within fifteen (15) days after Landlord's receipt of the complete Notice of Proposed Transfer and Landlord's consent shall be deemed given if Landlord does not give Tenant notice of Landlord's decision within thirty (30) days after receipt by Landlord of the complete Notice of Proposed Transfer. If Landlord withholds its consent to a proposed Transfer, Landlord's notice shall indicate the reasons for such withholding.

         17.5 Assumption in Writing. Except in the case of a subletting permitted under Article 18, below, any consent of Landlord to a proposed Transfer shall be conditioned upon the execution and delivery by the Transferee to Landlord of an instrument, in form and substance satisfactory to Landlord, in which the proposed Transferee unconditionally assumes and agrees to perform and observe all covenants and conditions to be performed and observed by Tenant under this Lease. The consent by Landlord to any Transfer shall not relieve Tenant from the obligation to obtain Landlord's express consent to any other Transfer. No Transfer by Tenant nor any consent by Landlord thereto, shall relieve Tenant of any obligation to be performed by Tenant under this Lease. Any Transfer that fails to comply with this Article 17 or Article 18, as applicable, shall be void and, at the option of Landlord, shall constitute an Event of Default. The acceptance of any Base Rent or other payments by Landlord from a proposed Transferee shall not constitute consent to such Transfer by Landlord or a recognition of any Transferee, or a waiver by Landlord of any failure of Tenant or other Transferee to comply with this Article 17.

         17.6 Entire Interest. Tenant shall not be entitled to Transfer less than all of its interest under this Lease except as provided in Article 18 below.

         17.7 Landlord's Right of First Offer. If at any time during the Term, Tenant desires to Transfer Tenant's interest in the Premises under this Lease (other than a Transfer for security purposes pursuant to a Leasehold Mortgage or a foreclosure or deed in lieu of foreclosure with respect to a Leasehold Mortgage, or a subletting in accordance with Article 18 or any transfer permitted under Section 17.2), Tenant shall first deliver to Landlord a written offer (the "OFFER") setting forth the terms and conditions upon which Tenant proposes to Transfer its interest and offering to Transfer Tenant's interest in the Premises to Landlord on such terms and conditions, provided that if such terms and conditions do not require cash payment, Landlord shall have the option of purchasing the interest for all cash. Landlord shall have ten (10) calendar days from Landlord's receipt of the Offer to accept the Offer by written notice to Tenant. If Landlord does not give Tenant written notice accepting the Offer within said ten (10) day period, Tenant may at any time, thereafter, subject to all of the conditions, restrictions and terms of this Article 17, Transfer its interest to a third party on any terms, regardless of whether more or less favorable than those stated in the Offer, without reoffering the interest to Landlord; provided that the provisions of this
Section 17.7 shall apply to any subsequent Transfer.

         If Landlord accepts the Offer, Landlord and Tenant shall consummate the Transfer within thirty (30) days after Landlord's written notice of acceptance. The Transfer shall be consummated by Tenant's delivery to Landlord of (i) a good and sufficient assignment of lease, in recordable form, assigning to Landlord, free and clear of any and all liens, subleases, and encumbrances except those caused by Landlord or those that, by accepting the Offer, Landlord has agreed to take subject to, all of Tenant's right, title and interest in, to and under the Lease and in any and all Permitted Subleases that, by accepting the Offer, Landlord has agreed to accept, and (ii) a good and sufficient (warranty as to title, or as otherwise specified in the Offer) bill of sale of any personal property included in the leasehold estate being acquired by Landlord. Landlord shall pay the consideration agreed upon in cash at the closing of the Transfer or otherwise in the manner specified in the Offer.

         17.8     Excess Rent. For any Transfer (other than a Transfer under
Section 17.2), fifty percent (50%) of the Excess Rent received by Tenant shall be paid to Landlord as and when received by Tenant. "EXCESS RENT" means the gross revenue received from the Transferee, less (a) the gross revenue paid to Landlord by Tenant concurrently with or after the Assignment; (b) any reasonably documented tenant improvement allowance or other economic concession (planning allowance, moving expenses, tenant improvement work, etc.), paid by Tenant to or on behalf of the Transferee; (d) customary and reasonable external brokers' commissions to the extent paid and documented; (e) reasonable attorneys' fees;
(f) reasonable costs of advertising the space; and (g) the unamortized cost of any tenant improvements made to the Premises by Tenant (collectively, "TRANSFER COSTS"). Tenant shall not have to pay to Landlord any Excess Rent until Tenant has recovered its Transfer Costs.

18.      SUBLETTING

         18.1     Conditions to Subletting. Notwithstanding the provisions of
Article 17 regarding Transfer, but subject to the provisions of Section 17.4, Tenant may enter into subleases for portions of the Premises subject to the following conditions:

         (a) Tenant shall obtain the prior written consent of Landlord, which consent shall not be unreasonably withheld provided that all other conditions of this Article 18 are satisfied;

         (b) no sublease shall relieve Tenant from the performance of any of its obligations under this Lease;

         (c)      no sublease shall extend beyond the Term of this Lease;

         (d) each sublease shall be subject and subordinate to the terms, covenants and conditions of this Lease and the rights of Landlord hereunder; and

         (e) each sublease shall contain a provision that upon any termination or surrender of this Lease, such sublease shall terminate.

         18.2 Permitted Sublease. Any sublease entered into by Tenant in accordance with the provisions of this Article 18 is herein referred to as a "PERMITTED SUBLEASE". Tenant shall provide Landlord with a copy of each executed Permitted Sublease within five days after entering into such Permitted Sublease. In addition, within thirty (30) days after written demand by Landlord, Tenant shall furnish Landlord a schedule, certified by Tenant as true and correct, setting forth all Permitted Subleases then in effect, including in each case the name of the subtenant, a description of the space leased, the annual rental payable by such subtenant, a list of the Permitted Subleases, if any, that have been assigned to any Leasehold Mortgagee as additional security, and any other information reasonably requested by Landlord with respect to the Permitted Subleases.

         18.3 Excess Rent. For any sublease, fifty percent (50%) of the Excess Rent received by Tenant shall be paid to Landlord as and when received by Tenant. Tenant shall not have to pay to Landlord any Excess Rent until Tenant has recovered its Transfer Costs relating to the sublease.

19.      INSURANCE

         19.1 Required Insurance. At all times during the Term and at its sole cost and expense, Tenant shall obtain and keep in force the following insurance:

         (a)      Intentionally omitted

         (b) Worker's Compensation Insurance in the amounts and coverages required under worker's compensation, disability and similar employee benefit laws applicable to the Premises, with all elective employment covered on a voluntary basis where permissible, and Employer's Liability Insurance with limits not less than $1,000,000 or such higher amounts as may be required by law.

         (c) Commercial general liability through one or more primary and umbrella liability policies against claims, including but not limited to, bodily injury and property damage occurring on the Premises or the streets, curbs or sidewalks adjoining the Premises that are not part of the leased premises, with such limits as may be reasonably required by Landlord from time to time, but in any event not less than Ten Million Dollars ($10,000,000), combined single limit and annual aggregate for the Premises. Such insurance shall insure the performance by Tenant of the indemnity agreements contained in this Lease. If any governmental agency or department requires insurance or bonds with respect to any proposed or actual use, storage, treatment or disposal of Tenant's Hazardous Materials, Tenant shall be responsible for such insurance and bonds and shall pay all premiums and charges connected therewith; provided, however, that this provision shall not and shall not be deemed to modify the provisions of Article 27 hereof. Tenant shall have no responsibility with respect to Hazardous Materials other than Tenant's Hazardous Materials.

         Such insurance shall (i) delete any employee exclusion on personal injury coverage; (ii) include employees as additional insureds; (iii) provide for blanket contractual coverage, including liability assumed by and the obligations of Tenant under Article 20 for bodily injury, death and/or property damage; (iv) provide Products and Completed Operations and Independent Contractors coverage and Broad Form Property Damage liability coverage without exclusions for collapse, explosion, demolition, underground coverage and excavating, including blasting; (v) provide automobile liability coverage for owned, non-owned and hired vehicles; (vi) provide liability coverage on all mobile equipment used by Tenant; and (vii) include a cross liability endorsement (or provision) permitting recovery with respect to claims of one insured against another. Such insurance shall insure against any and all claims for bodily injury, including death resulting therefrom, and damage to or destruction of property of any kind whatsoever and to whomever belonging and arising from Tenant's operations hereunder and whether such operations are performed by Tenant or any of its contractors, subcontractors, or by any other person.

         (d) Insurance against loss from business interruption in an amount not less than one year's Base Rent and projected Additional Rent.

         (e) All other insurance that Tenant is required to maintain under Applicable Laws

         19.2     Policy Form and General.

         (a) All of the insurance policies required under this Lease, including without limitation, under the provisions of Article 11 and this
Article 19, and all renewals thereof shall be issued by one or more companies of recognized responsibility, authorized to do business in California with a rating of at least a Class B + --X (or its equivalent successor) status, as rated in the most recent edition throughout the Term of Best's Insurance reports (or its successor, or, if there is no equivalent successor rating, otherwise reasonably acceptable to Landlord). The proceeds of all property and builder's risk policies of insurance provided for in this Article 19 shall be payable to Landlord for application in accordance with this Lease. All property insurance hereunder shall name Landlord as a Loss Payee and the Commercial General Liability insurance shall name as additional insureds Landlord, and its directors, trustees, officers, agents, and employees, and such other parties as Landlord reasonably may request. Any deductibles or self insurance retention for any of the foregoing insurance must be agreed to in advance in writing by Landlord, in its reasonable discretion. All deductibles and self insurance retention shall be paid by Tenant. The Commercial General Liability insurance of Tenant shall be primary coverage.

         (b) Each policy of property insurance and all other policies of insurance on the Premises and/or in, upon or about the lands of The Leland Stanford Junior University, which shall be obtained by Tenant, whether required by the provisions of this Lease or not, shall be made expressly subject to the provisions of this Article 19 and, shall provide that Tenant's insurers shall waive any right of subrogation against Landlord. All policies provided for herein expressly shall provide that such policies shall not be canceled, terminated or reduced without thirty (30) days' prior written notice to Landlord. Each policy, or a certificate of the policy executed by the insurance company evidencing that the required insurance coverage is in full force and effect, shall be deposited with Landlord on or before the date of this Lease, shall be maintained throughout the Term, and shall be renewed, not less than thirty (30) days before the expiration of the term of the policy. Except for specific provisions described herein, no policy shall contain any provisions for exclusions from liability and no exclusion shall be permitted in any event if it conflicts with any coverage required hereby, and, in addition, no policy shall contain any exclusion from liability for personal injury or sickness, disease or death or which in any way impairs coverage under the contractual liability coverage described above.

         (c) If either party shall at any time deem the limits of any of the insurance described in this Lease then carried or required to be carried to be either excessive or insufficient, the parties shall endeavor to agree upon the proper and reasonable limits for such insurance then to be carried and such insurance shall thereafter be carried with the limits thus agreed upon until further change pursuant to the provisions of this subsection. If the parties shall be unable to agree on the proper and reasonable limits for such insurance, then such limits shall be determined pursuant to the provisions of Article 39. The decision of the arbitrator as to such limits for such insurance then to be carried shall be binding upon the parties and such insurance shall be carried with the limits as thus determined until such limits shall again be changed pursuant to the provisions of this subsection. The expenses of such determination shall be borne equally between Landlord and Tenant.

         (d) No approval by Landlord of any insurer, or the terms or conditions of any policy, or any coverage or amount of insurance, or any deductible amount shall be construed as a representation by Landlord of the solvency of the insurer or the sufficiency of any policy or any coverage or amount of insurance or deductible and Tenant assumes full risk and responsibility for any inadequacy of insurance coverage or any failure of insurers.

         19.3 Landlord's Insurance. Landlord shall purchase and keep in force and, as Additional Rent and in accordance with Article 7 hereof, the following:

         (a) Tenant shall pay to Landlord Tenant's Building Proportionate Share of the cost of, policy or policies of insurance or a program of self-insurance covering (i) loss or damage to the Building in the amount of the full replacement value thereof, providing protection against those perils included within the classification of "all risks" insurance and but not including flood and earthquake insurance, unless the premiums for such flood and earthquake coverage are commercially reasonable in amount; and (ii) commercial general liability insurance, including but not limited to, bodily injury and property damage occurring in the Building, with limits of not less than Ten Million Dollars ($10,000,000).

         (b) Tenant shall pay to Landlord Tenant's Complex Proportionate Share of the cost of, policy or policies of insurance or a program of self-insurance covering (i) loss or damage to the Complex Common Areas in the amount of the full replacement value thereof, providing protection against those perils included within the classification of "all risks" insurance but not including flood and earthquake insurance; and (ii) commercial general liability insurance, including but not limited to, bodily injury and property damage occurring in the Complex Common Areas, with limits of not less than Ten Million Dollars ($10,000,000).

         (c) Such policy or policies shall provide that Landlord's insurers waive any right of subrogation against Tenant. If such insurance cost is increased due to Tenant's particular use of the Premises, Tenant shall pay the full cost of such increase. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord for the Complex.

20.      INDEMNITY AND RELEASE

         20.1 Tenant Indemnity. Tenant shall indemnify, protect, defend and save and hold Landlord and Landlord's trustees, directors, officers, employees, and agents (collectively "LANDLORD INDEMNITEES") and the Premises harmless from and against, and reimburse Landlord and any Landlord Indemnitee for, any and all claims, demands, losses, damages, costs, liabilities, causes of action and expenses, including, without limitation, reasonable attorneys' fees and expenses, to the extent incurred in connection with or arising in any way out of
(i) any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed, (ii) the use, occupancy or manner of use or occupancy of the Premises or the Complex by Tenant or any of Tenant's Agents, (iii) the conduct or management of any work or thing done in or on the Premises, (iv) the design, construction, maintenance, or condition of the Premises, (v) any acts, omissions, or negligence of Tenant or of Tenant's Agents, in, on or about the Premises or the Complex, (vi) any accident or other occurrence on the Premises from any cause whatsoever, except to the extent caused by the negligent act or willful misconduct of Landlord or any Landlord Indemnitee, and (vii) any Hazardous Materials Occurrence, including, without limitation, any costs of monitoring or removal to achieve standards as required to Comply with Environmental Laws, any reduction in the fair market value or fair rental value of the Premises or the Complex resulting from a Hazardous Materials Occurrence required to be remediated in order to comply with Environmental Laws, and any loss, claim or demand by any third person or entity relating to bodily injury or damage or loss of value of real or personal property. Tenant shall have no obligation under this Section 20.1 for any claim, action or proceeding to the extent covered by Landlord's indemnification obligations under Section 4.3 or
Section 4.7.

         In case any claim, action or proceeding be brought, made or initiated against Landlord or any Landlord Indemnitee relating to any of the above described events, acts, omissions, occurrences, or conditions, Tenant, upon notice from Landlord, shall at its sole cost and expense, resist, or defend such claim, action or proceeding by attorneys reasonably approved by Landlord. Notwithstanding the foregoing, Landlord or the Landlord Indemnitee may retain its own attorneys, and Tenant shall pay the reasonable fees and disbursements of such attorneys (except for fees and expenses for defense of any claim, action or proceeding brought by a Landlord Indemnitee against another Landlord Indemnitee, which shall not be paid by Tenant) to defend or assist in defending any claim, action or proceeding (i) involving potential liability of Five Million Dollars ($5,000,000) or more, (ii) if Landlord shall have reasonably concluded that there may be a conflict of interest between Landlord or such Landlord Indemnitee and Tenant in the conduct of the defense of such action, or (iii) such claim, action or proceeding is for equitable relief against

Landlord or such Landlord Indemnitee and Tenant in the conduct of the defense of such action, or (iii) such claim, action or proceeding is for equitable relief against Landlord or such Landlord Indemnitee and no monetary damages are being sought against Landlord or such Landlord Indemnitee. Tenant shall not settle any such claim, action or proceeding against Landlord or such Landlord Indemnitee without the consent of Landlord if such settlement involves relief other than the payment of money. Neither Landlord nor any Landlord Indemnitee shall settle any such claim, action or proceeding without Tenant's written consent. Any such settlement not consented to by Tenant shall not be covered by Tenant's indemnification hereunder.

         20.2 Limitation on Landlord's Liability. Subject to any contrary provisions contained in this Lease, Landlord shall not be responsible for or liable to Tenant, and Tenant hereby waives any and all claims against Landlord and any Landlord Indemnitee for, any injury, loss, damage or liability to any person or property in or about the Premises or in any way connected with the Premises or this Lease, from any cause whatsoever (other than caused solely by the negligent act or willful misconduct of Landlord or any Landlord Indemnitee) including, without limitation, acts or omissions of persons occupying adjoining premises or any part of the Complex adjacent to or connected with the Premises; theft; burst, stopped or leaking water, gas, sewer or steam pipes; or gas, fire, oil or electricity in, on or about the Premises or the Complex.

         20.3 Survival. The provisions of this Article 20 shall survive any termination of this Lease. The provisions of Article 19 (Insurance) shall not limit in any way Tenant's obligations under this Article 20.

21.      DAMAGE OR DESTRUCTION; APPROPRIATION

         21.1 Damage or Destruction. If the Building or any portion thereof are damaged by fire or other casualty, Landlord shall repair the same (but not any Alterations, trade fixtures or personal property installed in the Premises by Tenant); provided that (a) such repairs can be made under the laws and regulations of the federal, state and local governmental authorities having jurisdiction within nine (9) months after the date of such damage (or in the case of damage occurring during the last twelve (12) months of the Term, provided that such repairs can be made within ninety (90) days after the date of such damage), (b) such repairs are fully covered (except for any deductible) by the proceeds of insurance or self insurance maintained by Landlord, and (c) the damage does not affect more than fifty percent (50%) of the assessed value of the Building.

         21.2 Notice. Landlord shall notify Tenant within sixty (60) days after the date of damage whether or not the requirements for reconstruction and repair described in Section 21.1 are met. If such requirements are not met, Landlord shall have the option, exercisable within sixty (60) days after the date of such damage either to: (a) notify Tenant of Landlord's intention to repair such damage, in which event this Lease shall continue in full force and effect (unless terminated by Tenant pursuant to Section 21.3 below), or (b) notify Tenant of Landlord's election to terminate this Lease as of the date of the damage. If such notice to terminate is given by Landlord, this Lease shall terminate as of the date of such damage.

         21.3 Termination by Tenant. If Landlord elects to repair or is required to repair the damage and any such repair (a) is not commenced by Landlord within ninety (90) days after the occurrence of such damage or destruction (or in the case of damage occurring in the last twelve (12) months of the Term, within thirty (30) days), or (b) is not or cannot practicably be substantially completed by Landlord within nine (9) months after the occurrence of such damage or destruction (or in the case of damage occurring in the last twelve (12) months of the Term, within ninety (90)
days), then in either such event Tenant may, at its option, upon written notice to Landlord to be delivered within fifteen (15) days after receipt of Landlord's notice or the expiration of the 90-day or 30-day, as applicable, commencement period, elect to terminate this Lease as of the date of the occurrence of such damage or destruction.

         21.4     Rent Adjustment. In case of termination pursuant to Sections
21.2 or 21.3 above, the Base Rent, Building Operating Expenses and Complex Operating Expenses shall be reduced by a proportionate amount based upon the extent to which such damage interfered with the business carried on by Tenant in the Premises, and Tenant shall pay such reduced Base Rent, Building Operating Expenses and Complex Operating Expenses up to the date of vacation of the Premises. If Landlord is required or elects to make repairs, and Tenant does not terminate this Lease pursuant to Section 21.3, this Lease shall remain in full force and effect except that Tenant shall be entitled to a proportionate reduction of Base Rent, Building Operating Expenses and Complex Operating Expenses from the date of such casualty and during the period such repairs are being made by a proportionate amount based upon the extent of interference with Tenant's operations in the Premises. The full amount of Base Rent, Building Operating Expenses and Complex Operating Expenses shall again become payable upon the earlier to occur of (a) ninety (90) days after completion of such work of repair, reconstruction or restoration, or (b) Tenant's resumption of the conduct of business in the entire Premises. The repairs to be made by Landlord under this Article shall not include, and Landlord shall not be required to repair, any casualty damage to Tenant's Personal Property or any Alterations.

         21.5 Tenant Obligations. If Landlord elects or is required to repair, reconstruct or restore the Premises after any damage or destruction, Tenant shall be responsible at its own expense for the repair and replacement of Tenant's Personal Property and any Alterations which Tenant elects to replace.

         21.6 No Claim. Tenant shall have no interest in or claim to any portion of the proceeds of any property insurance or self-insurance maintained by Landlord in connection with the damage.

         21.7 No Damages. If Landlord is required or elects to make any repairs, reconstruction or restoration of any damage or destruction to the Premises under any of the provisions of this Article 21, Tenant shall not be entitled to any damages by reason of any inconvenience or loss sustained by Tenant as a result thereof (other than the rent abatement provided in this Article). Except as expressly provided in Section 21.4, there shall be no reduction, change or abatement of any rental or other charge payable by Tenant to Landlord hereunder, or in the method of computing, accounting for or paying the same. Tenant hereby waives the provisions of Section 1932(2) and Section 1933(4) of the California Civil Code, or any other statute or law that may be in effect at the time of a casualty under which a lease is automatically terminated or a tenant is given the right to terminate a lease due to a casualty.

         21.8 Appropriation. If all or any part of the Premises shall be Appropriated as a result of the exercise of the power of eminent domain or any transfer in lieu thereof, this Lease shall terminate as to the part so taken as of the date of taking or as of the date of final judgment, whichever is earlier, and, in the case of a partial taking of at least twenty-five percent (25%) of the rentable area of the Premises, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by written notice to the other within thirty (30) days after such date. If any material part of the Building or Complex Common Areas shall be Appropriated as a result of the exercise of the power of eminent domain or any transfer in lieu thereof, such that Tenant's parking or access to or use of the Premises is materially adversely affected, Tenant shall have the right to terminate this Lease by written notice to Landlord within thirty (30) days of the date of taking.

         21.9 Award. In the event of any Appropriation, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall assign to Landlord any right to compensation or damages for the condemnation of its leasehold interest; provided that Tenant may file a claim for (a) Tenant's relocation expenses, and (b) the Appropriation of Tenant's Personal Property.

         21.10 Partial Taking. In the event of a partial Appropriation of the Premises which does not result in a termination of this Lease, the Base Rent, Building Operating Expenses and Complex Operating Expenses shall be adjusted as follows:

         (a) In the event of a partial Appropriation, if this Lease is not terminated pursuant to this Article 21, Landlord shall repair, restore or reconstruct the Premises to a useable state; provided that Landlord shall not be required to expend any sums other than those received pursuant to Section 21.9.

         (b) During the period between the date of the partial Appropriation and the completion of any necessary repairs, reconstruction or restoration, Tenant shall be entitled to a reduction of Base Rent, Building Operating Expenses and Complex Operating Expenses by a proportionate amount based upon the extent of interference with Tenant's operations in the Premises; and

         (c) Upon completion of said repairs, reconstruction or restoration, and thereafter throughout the remainder of the Term, the Base Rent, Building Operating Expenses and Complex Operating Expenses shall be recalculated based on the remaining total number of square feet of rentable area of the Premises.

         21.11 Temporary Taking. Notwithstanding any other provision of this Article, if an Appropriation occurs with respect to all or any portion of the Premises for a period of twelve (12) months or less, this Lease shall remain unaffected thereby and Tenant shall continue to pay Base Rent and Additional Rent and to perform all of the terms, conditions and covenants of this Lease, provided that Tenant shall have the right to terminate this Lease if the taking continues beyond twelve (12) months. In the event of any such temporary Appropriation, and if this Lease is not terminated, Tenant shall be entitled to receive that portion of any award which represents compensation for the use or occupancy of the Premises during the Term up to the total Base Rent and Additional Rent owing by Tenant for the period of the Appropriation, and Landlord shall be entitled to receive the balance of any award. In the event the award is not sufficient to reimburse Tenant for the Base Rent paid during the period of the taking, any unreimbursed Base Rent shall be abated during the period of the taking.

         21.12 Waiver. Except as provided in this Article, Tenant hereby waives and releases any right it may have under any Applicable Law to terminate this Lease as a result of a taking, including without limitation Sections 1265.120 and 1265.130 of the California Code of Civil Procedure, or any similar law, statute or ordinance now or hereafter in effect.

22.      LEASEHOLD MORTGAGES

         22.1 Leasehold Mortgage. Notwithstanding the provisions of Article 17 regarding Transfer of this Lease, but subject to the provisions of this
Article 22, Tenant shall have the right at any time and from time to time to encumber (i) the entire (but not less than the entire) leasehold estate created by this Lease, or (ii) any or all of Tenant's Property by one or more mortgages, deeds of trust or other security instruments (any such mortgage, deed of trust, or other security instrument that satisfies the requirements of this Article 22 being herein referred to as a "LEASEHOLD MORTGAGE") to secure repayment of a loan (and associated obligations) made to Tenant for the purpose of financing the construction of any Alterations made pursuant to the terms of this Lease or the acquisition or leasing of any of Tenant's Property or for the long-term financing thereof, provided that in no event shall any interest of Landlord in the Premises, be subject or subordinate to any lien or encumbrance of any mortgage, deed of trust or other security instrument.

         22.2 Terms of Leasehold Mortgage. Any Leasehold Mortgage shall by its terms provide that all proceeds of any property insurance covering the Premises and all Awards shall be payable to Landlord for application in accordance with the provisions of this Lease and that the holder of such Leasehold Mortgage shall give Landlord written notice of any default of Tenant under such Leasehold Mortgage contemporaneously with the giving of such notice to Tenant. Tenant shall deliver to Landlord promptly after execution by Tenant a true and verified copy of any Leasehold Mortgage, and any amendment, modification or extension thereof, together with the name and address of the owners and holder thereof. At Tenant's request, Landlord will enter into an agreement with Tenant and the holder of a Leasehold Mortgage, in the form of attached EXHIBIT F, in which case such agreement will supersede any inconsistent provisions of this Lease.

23.      LANDLORD'S RIGHT OF INSPECTION

         Landlord reserves, and shall at all reasonable times have, subject to reasonable safety and security requirements, the right to enter the Premises to inspect them, to perform any services to be provided by Landlord hereunder, to submit the Premises to prospective purchasers or mortgagees, or, during the last twelve (12) months of the Term, to prospective tenants; and to post notices of non responsibility; all without abatement of rent; provided, however, that the business of Tenant shall be interfered with to the least extent that is reasonably practical and, except in cases of emergency. Landlord shall give Tenant at least forty eight
(48) hours prior notice. Tenant may reasonably designate areas of the Premises as confidential areas and Landlord shall not enter such areas except as necessary in cases of emergency. Landlord shall not conduct any Hazardous Materials remediation inside of the Building without the written approval of Tenant, which approval shall not be unreasonably withheld.

24.      EVENT OF DEFAULT AND LANDLORD'S REMEDIES

         24.1 Events of Default. The occurrence of any of the following shall be an "EVENT OF DEFAULT" on the part of Tenant hereunder:

         (a) Failure to pay any part of the Base Rent or Additional Rent herein reserved, or any other sums of money that Tenant is required to pay hereunder at the times or in the manner herein provided, when such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant; any such notice shall be deemed to be the notice required under California Code of Civil Procedure Section 1161. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord expressly so elects in such notice.

         (b) Failure to perform any nonmonetary provision of this Lease when such failure shall continue for a period of thirty (30) days, or such other period as is expressly set forth herein, after written notice thereof from Landlord to Tenant; any such notice shall be deemed to be the notice required under California Code of Civil Procedure Section 1161; provided that if the nature of the default is such that more than thirty (30) days are reasonably required for its cure, then an Event of Default shall not be deemed to have occurred if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently and continuously prosecute such cure to completion. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord expressly so elects in such notice.

         (c) Tenant shall specifically admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy, insolvency, reorganization, dissolution or liquidation under any law or statute of any government or any subdivision thereof either now or hereafter in effect, make an assignment for the benefit of its creditors, consent to or acquiesce in the appointment of a receiver of itself or of the whole or any substantial part of the Premises.

         (d) A court of competent jurisdiction shall enter an order, judgment or decree appointing a receiver of Tenant or of the whole or any substantial part of the Premises and such order, judgment or decree shall not be vacated, set aside or stayed within sixty (60) days after the date of entry of such order, judgment, or decree, or a stay thereof shall be thereafter set aside.

         (e) A court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against Tenant under any bankruptcy, insolvency, reorganization, dissolution or liquidation law or statute of the Federal government or any state government or any subdivision of either now or hereafter in effect, and such order, judgment or decree shall not be vacated, set aside or stayed within sixty (60) days from the date of entry of such order, judgment or decree, or a stay thereof shall be thereafter set aside.

         24.2 Landlord's Remedies. Upon the occurrence of an Event of Default, Landlord shall have the following rights and remedies:

         (a) The right to terminate this Lease, in which event Tenant shall immediately surrender possession of the Premises in accordance with Article 26, and pay to Landlord all Base Rent, Additional Rent and other charges and amounts due from Tenant hereunder to the date of termination.

         (b)      The rights and remedies described in California Civil Code
Section 1951.2, including without limitation, the right to recover the worth at the time of award of the amount by which the Base Rent, Additional Rent and other charges payable hereunder for the balance of the Term after the time of award exceed the amount of such rental loss for the same period that Tenant proves could be reasonably avoided, as computed pursuant to subdivision (b) of said Section 1951.2, and the right to recover any amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom which, without limiting the generality of the foregoing, includes unpaid taxes and assessments, any direct costs or expenses incurred by Landlord in recovering possession of the Premises, maintaining or preserving the Premises after such default, preparing the Premises for reletting to a new Tenant, any repairs or alterations to the Premises for such reletting, leasing commissions, architect's fees and any other costs necessary or appropriate either to relet the Premises or, if reasonably necessary in order to relet the Premises, to adapt them to another beneficial use by Landlord and such amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.

         (c)      The rights and remedies described in California Civil Code
Section 1951.4 that allow Landlord to continue this Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover Base Rent, Additional Rent and other charges payable hereunder as they become due, for so long as Landlord does not terminate Tenant's right to possession. Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not constitute a termination of Tenant's right to possession.

         (d) The right and power, as attorney in fact for Tenant, to enter and to sublet the Premises, to collect rents from all subtenants and to provide or arrange for the provision of all services and fulfill all obligations of Tenant under the Permitted Subleases and Landlord is hereby authorized on behalf of Tenant, but shall have absolutely no obligation, to provide such services and fulfill such obligations and to incur all such expenses and costs as Landlord deems necessary in connection therewith. Tenant shall be liable immediately to Landlord for all direct costs and expenses Landlord reasonably incurs in collecting such rents and arranging for or providing such services or fulfilling such obligations. Landlord is hereby authorized, but not obligated, to relet the Premises or any part thereof on behalf of Tenant, to incur such expenses as may be necessary to effect a relet and make said relet for such term or terms, upon such conditions and at such rental as Landlord in its sole discretion may deem proper. Tenant shall be liable immediately to Landlord for all reasonable costs Landlord incurs in reletting the

Premises including, without limitation, brokers' commissions, expenses of remodeling the Premises required by the reletting. If Landlord relets the Premises or any portion thereof, such reletting shall not relieve Tenant of any obligation hereunder, except that Landlord shall apply the rent or other proceeds actually collected by it as a result of such reletting against any amounts due from Tenant hereunder to the extent that such rent or other proceeds compensate Landlord for the nonperformance of any obligation of Tenant hereunder. Such payments by Tenant shall be due at such times as are provided elsewhere in this Lease, and Landlord need not wait until the termination of this Lease, by expiration of the Term hereof or otherwise, to recover them by legal action or in any other manner. Landlord may execute any lease made pursuant hereto in its own name, and the Tenant thereunder shall be under no obligation to see to the application by Landlord of any rent or other proceeds, nor shall Tenant have any right to collect any such rent or other proceeds. Landlord shall not by any reentry or other act be deemed to have accepted any surrender by Tenant of the Premises or Tenant's interest therein, or be deemed to have otherwise terminated this Lease, or to have relieved Tenant of any obligation hereunder, unless Landlord shall have given Tenant express written notice of Landlord's election to do so as set forth herein.

         (e) The right to have a receiver appointed upon application by Landlord to take possession of the Premises and to collect the rents or profits therefrom and to exercise all other rights and remedies pursuant to Section 24.2(d).

         (f) The right to enjoin, and any other remedy or right now or hereafter available to a Landlord against a defaulting Tenant under the laws of the State of California or the equitable powers of its courts, and not otherwise specifically reserved herein.

         24.3 Waiver of Notice and Redemption. Except as otherwise expressly provided in this Article 24, Tenant hereby expressly waives, so far as permitted by law, the service of any notice of intention to enter or re-enter provided for in any statute, or of the institution of legal proceedings to that end, and Tenant, for and on behalf of itself and all persons claiming through or under Tenant, also waives any right of redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 or 1179, or under any other present or future law, if Tenant is evicted or Landlord takes possession of the Premises by reason of any Event of Default.

         24.4 Rights Cumulative. The various rights and remedies reserved to Landlord herein, including those not specifically described herein, shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity and the exercise of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity shall not preclude the simultaneous or later exercise by Landlord of any or all other rights and remedies.

25.      LANDLORD'S RIGHT TO CURE DEFAULTS

         If Tenant shall fail or neglect to do or perform any act or thing herein provided by it to be done or performed and such failure shall not be cured within any applicable grace period provided in Article 24, then Landlord shall have the right, but shall have no obligation, to pay any Real Property Taxes payable by Tenant hereunder, discharge any lien, take out, pay for and maintain any insurance required under Article 19, or do or perform or cause to be done or performed any such other act or thing (entering upon the Premises for such purposes, if Landlord shall so elect), and Landlord shall not be or be held liable or in any way responsible for any loss, disturbance, inconvenience, annoyance or damage resulting to Tenant on account thereof, and Tenant shall repay to Landlord upon demand the entire reasonable cost and expense thereof, including, without limitation, compensation to the agents, consultants and contractors of Landlord and reasonable attorneys' fees and expenses. Landlord may act upon shorter notice or no notice at all if necessary in Landlord's judgment to meet an emergency situation or governmental or municipal time limitation; provided that Landlord shall provide Tenant with notice of any such act taken promptly thereafter. Landlord shall not be required to inquire into the correctness of the amount or validity of any Imposition or lien that may be paid by Landlord pursuant to this Article 25, and Landlord shall be duly protected in paying the amount of any such Imposition or lien claimed, and, in such event, Landlord shall also have the full authority, in Landlord's sole judgment and discretion and without prior notice to or approval by Tenant, to settle or compromise any such lien or Imposition. Any act or thing done by Landlord pursuant to the provisions of this Article 25 shall not be or be construed as a waiver of any default by Tenant, or as a waiver of any term, covenant, agreement or condition herein contained or of the performance thereof. If Tenant disputes the reasonableness of any costs and expenses incurred by Landlord in connection with any actions under this Article 25, such dispute shall be subject to arbitration pursuant to Article 39 hereof; provided however that the party not prevailing in such arbitration proceedings shall pay 100% of the costs and expenses thereof.

26.      SURRENDER OF THE PREMISES

         Upon the termination of this Lease, whether at the expiration of the Term or prior thereto pursuant to any provision hereof, Tenant shall decommission the facilities and remove all containers of Tenant's Hazardous Materials from the Complex and remediate, to the extent required to comply with Environmental Laws, any Tenant's Hazardous Materials on, from, or under the Premises and surrender to Landlord the Premises in good order and repair, reasonable wear and tear and damage resulting from Landlord's acts excepted and subject to the effects of any damage, destruction or Appropriation, as to which the provisions of Article 21 shall govern, and free and clear of all letting and occupancies and free and clear of all liens and encumbrances caused by Tenant or not approved in writing by Landlord. Upon any termination of this Lease, all Alterations (other than Tenant's Property) shall automatically and without further act by Landlord or Tenant, become the property of Landlord, free and clear of any claim or interest therein on the part of Tenant or anyone claiming under Tenant, and without payment therefor by Landlord. Any of Tenant's Property that remains on the Premises later than thirty (30) days (or ninety (90) days if the termination is a result of casualty or Appropriation) after the Termination Date may, at the option of Landlord, be deemed to have been abandoned by Tenant and may either be retained by Landlord as its property or disposed of, without accountability, in such manner as Landlord may determine in its sole discretion. At the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) days after written demand from Landlord to Tenant, any quitclaim deed or other document required by any reputable title company, licensed to operate in the State of California, to remove the cloud or encumbrance created by this Lease from the Building.

27.      HAZARDOUS MATERIALS

         27.1 Hazardous Materials Defined. As used herein the term "HAZARDOUS MATERIALS" shall mean any agent, waste, substance or material which has been or is hereafter determined by any state, federal or local governmental authority to be capable of posing a risk of injury to health, safety or property including, without limitation, all of those materials and substances designated or defined as "infectious," "radioactive," "hazardous," "dangerous," or "toxic" by (a) the Environmental Protection Agency, the California Water Quality Control Board, the Department of Labor, the California Department of Industrial Relations, the Department of Transportation, the Department of Agriculture, the Consumer Product Safety Commission, the Department of Health and Human Services, the Food and Drug Agency, or any other governmental agency now or hereafter authorized to regulate materials and substances in the environment, or by (b) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et seq., as amended; the Hazardous Materials Transportation Act, 49 U.S.C. 1801 et seq., as amended, the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., as amended, the Hazardous Waste Control Law, California Health & Safety Code 25100 et seq., as amended, Section 66680 through 666686 of Title 22 of the California Administrative Code, Division 4, Chapter 30, as amended; and in the regulations adopted and publications promulgated pursuant to said laws.

         27.2 Tenant's Use of Hazardous Materials. Tenant shall not cause or permit in, on, from or under the Premises, or cause or permit Tenant's Agents to cause in, on, from, under, or about the Complex, any Hazardous Materials to be used, stored, discharged, or released except in strict compliance with the terms of this Lease. Without limiting the generality of the foregoing, Tenant, at its sole cost, shall comply with all Environmental Laws relating to Tenant's Hazardous Materials. If any Hazardous Materials Occurrence results in contamination of the Premises or the Complex or any soil or ground water in, under or about the Premises or the Complex, Tenant shall notify Landlord as soon as possible, but in any event within seven (7) calendar days after Tenant becomes aware of such Hazardous Materials Occurrence, and Tenant, at its expense, shall promptly take all actions necessary to remove such Hazardous Materials to the extent required to comply with Environmental Laws. The termination of this Lease shall not terminate or reduce the liability or obligations of Tenant under this Article 27, or as may be required by law, to clean up, monitor or remove any Tenant's Hazardous Materials from the Premises, or the Complex or any other property.

         Tenant shall not suffer any lien to be recorded against the Premises or the Complex as a consequence of any Hazardous Materials Occurrence, including any so called state, federal or local "super fund" lien related to the "clean up" of any Tenant's Hazardous Materials; provided, however, that Tenant shall have the right to contest any such lien in accordance with the provisions of
Section 15.2 above.

         27.3 Landlord's Investigation. In the event Hazardous Materials are discovered to have been released, disposed, discharged or stored in or about the Premises or the Complex not in compliance with Environmental Laws, and Landlord has reasonable cause to believe that such Hazardous Materials are Tenant's Hazardous Materials, then Landlord shall have the right to appoint a consultant reasonably acceptable to Tenant; to conduct, at Tenant's expense, an investigation to determine whether an- Tenant's Hazardous Materials have been released, disposed, discharged or stored in or about the Premises or the Complex not in compliance with Environmental Laws and to determine the corrective measures, if any, required to be taken with respect to such Hazardous Materials so as to comply with Environmental Laws. Tenant, at its expense, shall comply with all recommendations of the consultant. If it is determined that such Hazardous Materials are not Tenant's Hazardous Materials, or that such Hazardous Materials are in compliance with Environmental Laws, then Landlord shall reimburse Tenant for any costs incurred by Landlord and paid by Tenant under the terms of this Article 27. If it is determined that such Hazardous Materials are Tenant's Hazardous Materials and are not in compliance with Environmental Laws, and Landlord has incurred costs for such investigation or remediation that have not been reimbursed by Tenant, Tenant shall promptly reimburse Landlord for such costs and comply with Section 27.2; provided that if Tenant disputes such determination such payment shall not be due unless and until the dispute resolution affirms the results.

         27.4 Tenant's Investigation. If Tenant discovers Hazardous Materials on or about the Complex that are not in compliance with Environmental Laws, and (a) such Hazardous Materials materially impair Tenant's use of the Premises, (b) Tenant has reasonable cause to believe that such Hazardous Materials are not Tenant's Hazardous Materials, and (c) Landlord does not within thirty (30) days after receipt of notice from Tenant commence conducting an investigation to determine whether such Hazardous Materials are Tenant's Hazardous Materials (in which case Section 27.3 shall apply) and whether or not such Hazardous Materials are in compliance with Environmental Laws; and if they are not Tenant's Hazardous Materials and are not in compliance with Environmental Laws, take (or cause to be taken) corrective measures as required to comply with Environmental Laws to the extent necessary such that the material impairment of Tenant's use is eliminated or reduced to the extent reasonably possible (provided that in no event shall Landlord by required to remediate to standards more stringent than those required to comply with Environmental Laws), then, in such case Tenant shall have the following rights: Tenant may appoint a reputable consultant reasonably acceptable to Landlord to conduct an investigation to determine whether or not such Hazardous Materials are Tenant's Hazardous Materials and are in compliance with Environmental Laws, and if such investigation determines that such Hazardous Materials are not Tenant's Hazardous Materials and are not in compliance with Environmental Laws, the measures necessary to eliminate or reduce to the extent reasonably possible the material impairment of Tenant's use of the Premises, but not in excess of those required in order to comply with Environmental Laws. If the Hazardous Materials are not Tenant's Hazardous Materials and are not in compliance with Environmental Laws, and if in fact Tenant's use of the Premises is materially impaired, then the costs of such investigation shall be promptly reimbursed by Landlord, provided that, if Landlord disputes the results of such investigation, such payment shall not be due unless and until the dispute resolution affirms the results. If within thirty (30) days after receipt of the results of such investigation Landlord does not cause such corrective measures to be commenced and thereafter diligently prosecuted, Tenant shall be entitled to undertake such measures and the reasonable out-of-pocket costs and expenses of such measures shall be promptly reimbursed by Landlord provided, that if Landlord disputes the results of such investigation, such payment shall not be due unless and until the dispute resolution affirms the results.

         27.5 Dispute Resolution. Any dispute between Landlord and Tenant as to whether or not Hazardous Materials are Tenant's Hazardous Materials or as to the necessity or extent of corrective measures required to be taken pursuant to
Section 27.3 or Section 27.4 that cannot be resolved by good faith negotiations between Landlord and Tenant shall be resolved by arbitration pursuant to Article
39. In the event of arbitration under this Section 27.5, the party not prevailing in such arbitration shall pay 100% of the expenses of such arbitration.

         27.6 Notices. Each of Landlord and Tenant shall immediately notify the other party of any inquiry, test, investigation or enforcement proceeding relating to the Complex by or against Landlord or Tenant or the Premises or the Complex that becomes known to such party concerning any Hazardous Materials.

         27.7 Inventory. Upon or prior to the Commencement Date, Tenant shall provide to Landlord a complete list of all Hazardous Materials expected to be employed by Tenant within the Premises. Throughout the term of the Lease, Tenant shall continue to update this list of Hazardous Materials.

         27.8 Limitation of Tenant's Liability. Tenant shall have no responsibility whatsoever for the remediation of any Hazardous Materials that are not Tenant's Hazardous Materials (see Section 4.3 above).

28.      SUBORDINATION

         Without the necessity of any additional document, this Lease shall be subject and subordinate at all times to: (a) all reciprocal easement agreements and all ground leases or underlying leases which may now exist or hereafter be executed affecting the Premises or the Complex or both, and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed, (provided that such subsequent ground lease, mortgage or deed of trust shall provide that the rights of Tenant under this Lease shall not be disturbed so long as Tenant is not in default hereunder beyond any applicable cure period) in any amount for which the Premises, the Complex, ground leases or underlying leases, or Landlord's interest or estate in any of said items, is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated to this Lease any of the items referred to in clause (a) or (b) above. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the tenant of the successor in interest to Landlord, provided that the rights and possession of Tenant hereunder shall not be disturbed so long as Tenant is not in default hereunder beyond any applicable cure period. The provisions of this Article 28 shall be self-operative and no further instrument shall be required. Tenant covenants and agrees, however, to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases, underlying leases, reciprocal easement agreements or similar documents or instruments, or with respect to the lien of any such mortgage or deed of trust. Tenant agrees to send to any mortgagees, or deed of trust holders, by registered mail, a copy of any notice of default served by Tenant upon the Landlord, provided that prior to such notice, Tenant has been notified, in writing (by way of notice of assignment of rents or otherwise) of the addresses of such mortgagees, deed of trust holders and/or ground lessors shall have an additional thirty (30) days within which to cure such default, or if such default is other than a breach of the covenant of quiet enjoyment and is not reasonably susceptible of cure within that time, then such additional time as may be reasonably necessary up to one hundred eighty (180) days, if within such thirty
(30) days, any mortgagee, deed of trust holder and/or ground lessor has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings).

29.      USE OF NAME

         Tenant acknowledges and agrees that the names "The Leland Stanford Junior University," "Stanford" and "Stanford University," and all variations thereof, are proprietary to Landlord. Tenant shall not use any such name or any variation thereof or identify Landlord in any promotional advertising or other promotional materials to be disseminated to the public or any portion thereof or use any trademark, service mark, trade name or symbol of Landlord or that is associated with it, without Landlord's prior written consent, which may be given or withheld in Landlord's sole discretion. Notwithstanding the foregoing, Tenant may use the term "Stanford Research Park" only to identify the location of the Premises. Landlord acknowledges and agrees that the names "Genencor" and "Genencor International, Inc." are proprietary to Tenant. Landlord shall not use such name or any variation thereof or identify Tenant in promotional materials without Tenant's prior written consent. Notwithstanding the foregoing, Landlord may identify Tenant as a tenant of the Stanford Research Park.

30.      SIGNS

         No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed or affixed on or to any part of the outside of the Premises or any exterior windows of the Premises without the written consent of Landlord first had and obtained, which consent shall not be unreasonably withheld or delayed, and if Tenant does not remove any such sign, placard, picture, advertisement, name or notice that has not been consented to by Landlord within five (5) business days after notice from Landlord, Landlord shall have the right to remove the same at the expense of Tenant. Notwithstanding the foregoing, subject to Landlord's reasonable approval of such signs, Tenant shall have the right to modify the existing Complex monument sign to identify Tenant's location at the Premises, place a sign on the glass entry to the Premises and place directional signs in the Complex Common Areas. If Tenant is allowed to print or affix or in any way place a sign in, on, or about the Premises, then upon expiration or other sooner termination of this Lease, Tenant at Tenant's sole cost and expense shall both remove such sign and repair all damage in such a manner as to restore all aspects of the appearance of the Premises to the condition prior to the placement of said sign. All approved signs or lettering on outside doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord, such approval not to be unreasonably withheld or delayed. Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside the Premises.

31.      REPRESENTATIONS AND WARRANTIES

         31.1 Tenant Representations. Tenant hereby represents and warrants to Landlord as follows:

         (a) Tenant is a corporation duly formed and validly existing under the laws of the state of identified in the Basic Lease Information and is qualified to do business under the laws of the State of California. Tenant has full corporate power and authority to enter into and perform its obligations under this Lease and to develop, construct and operate the Premises as contemplated by this Lease.

         (b) Tenant has taken all necessary action to authorize the execution, delivery and performance of this Lease and this Lease constitutes the legal, valid, and binding obligation of Tenant.

         (c) Tenant has the right, power, legal capacity and authority to enter into and perform its obligations under this Lease and no approvals or consents of any person are required in connection with the execution and performance of this Lease except any approvals or consents that have been obtained. The execution and performance of this Lease will not result in or constitute any default or event that with notice or the lapse of time or both, would be a default, breach or violation of the organizational instruments governing Tenant or any agreement or any order or decree of any court or other governmental authority to which Tenant is a party or to which it is subject.

         31.2 Landlord Representations. Landlord hereby represents and warrants to Tenant as follows:

         (a) Landlord is a body having corporate powers under the laws of the State of California. Landlord has full corporate power and authority to enter into and perform its obligations under this Lease.

         (b) Landlord has taken all necessary action to authorize the execution, delivery and performance of this Lease and this Lease constitutes the legal, valid, and binding obligation of Landlord.

         (c) Landlord has the right, power, legal capacity and authority to enter into and perform its obligations under this Lease and no approvals or consents of any person are required in connection with the execution and performance, of this Lease except any approvals or consents that have been obtained. The execution and performance of this Lease will not result in or constitute any default or event that with notice or the lapse of time or both, would be a default, breach or violation of the organizational instruments governing Landlord or any material agreement or any order or decree of any court or other governmental authority to which Landlord is a party or to which it is subject.

         (d) As of the date hereof there are no existing underlying ground leases on, or mortgages or deeds of trust encumbering, the Complex.

32.      NO WAIVER BY LANDLORD

         No failure by Landlord to insist upon the strict performance of any term, covenant, agreement, provision, condition or limitation of this Lease or to exercise any right or remedy upon a breach thereof, and no acceptance by Landlord of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such term, covenant, agreement, provision, condition or limitation. No term, covenant, agreement, provision, condition or limitation of this Lease and no breach thereof may be waived, altered or modified except by a written instrument executed by Landlord. No waiver of any breach shall affect or alter this Lease but each and every term, covenant, agreement, provision, condition and limitation of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach.

33.      CERTIFICATES OF ESTOPPEL

         33.1 Tenant, at any time and from time to time upon not less than ten (10) days' prior written notice from Landlord, will execute, acknowledge and deliver to Landlord or to any party designated by Landlord, a certificate of Tenant stating: that Tenant has accepted the Premises (or, if Tenant has not done so, that Tenant has not accepted the Premises and specifying the reasons therefor), (b) the Commencement Date and Expiration Date of this Lease, (c) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that same is in full force and effect as modified and stating the modifications), (d) whether or not there are then existing any defenses against the enforcement of any of the obligations of Tenant under this Lease (and, if so, specifying same), (e) to the best of Tenant's knowledge, whether or not there are then existing any defaults by Landlord in the performance of its obligations under this Lease (and, if so, specifying same), (f) the dates, if any, to which the Base Rent and Additional Rent and other charges under this Lease have been paid, and (g) any other information that may reasonably be required by any of such persons, subject to reasonable restrictions on confidentiality.

         33.2 Landlord shall at any time upon not less than ten (10) days' prior written notice from Tenant execute and deliver to Tenant, or to such other party as may be specified by Tenant, a statement in writing (i) certifying that thus Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, (ii) specifying the Commencement Date and Expiration Date of this Lease, and (iii) acknowledging that there are not, to Landlord's knowledge, any uncured defaults on the part of Tenant hereunder, or specifying such defaults, if any, are claimed.

34.      NO PARTNERSHIP

         It is expressly understood that neither Tenant nor Landlord is or becomes, in any way or for any purpose, a partner of the other in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with the other, or agent of the other by reason of this Lease or otherwise. Tenant is and shall be an independent contractor with respect to the Lease and Premises.

35.      NO DEDICATION

         This Lease shall not be, nor be deemed or construed to be, a dedication to the public of the Premises, the Building, or any other portion of the Complex.

36.      NO THIRD PARTY BENEFICIARIES

         This Lease shall not confer nor be deemed nor construed to confer upon any person or entity, other than the parties hereto any right or interest, including, without limiting the generality of the foregoing, any third party beneficiary status or any right to enforce any provision of this Lease.

37.      NOTICES

         Any notice, consent or other communication required or permitted under this Lease shall be in writing and shall be delivered by hand, sent by air courier, sent by prepaid registered or certified mail with return receipt requested, or sent by facsimile with a copy sent by overnight delivery, and shall be deemed to have been given upon receipt. All notices shall be addressed as appropriate to the addresses set forth in the Basic Lease Information (or to such other or further addresses as the parties may designate by notice given in accordance with this section). Any notice requesting Landlord's approval of any matter that, pursuant to the terms of this Lease is subject to a deadline for Landlord's reply, shall state the deadline and cite the applicable provision of this Lease. If Tenant fails to so specify the deadline and the applicable Lease provision, such deadline shall not apply.

38.      FINANCIAL STATEMENTS

         In the event Tenant tenders to Landlord any information on the financial stability, credit worthiness or ability of Tenant to pay the rent due and owing under the Lease, then Landlord shall be entitled to rely upon the information provided in determining whether or not to enter into this Lease with Tenant and Tenant hereby represents and warrants to Landlord the following: (i) that all documents provided by Tenant to Landlord are true and correct copies in all material respects of the originals; (ii) Tenant has not withheld any information from Landlord that is material to Tenant's credit worthiness, financial condition or ability to pay the rent; (iii) all written information supplied by Tenant to Landlord is true, correct and accurate in all materials respects (to Tenant's knowledge in the case of information supplied by a third party); and (iv) no part of the information supplied by Tenant to Landlord contains any materially misleading or fraudulent statements (to Tenant's knowledge in the case of information supplied by a third party).

39.      ARBITRATION OF DISPUTES

         No dispute relating to this Lease shall be subject to arbitration unless a specific provision of this Lease expressly states that such dispute is subject to arbitration (which provisions are: Sections 10.4, 11.5, 11.8(e), 11.12, 19.2, and 27.5 and Article 25) or the parties subsequently agree in writing to submit the dispute to arbitration. Any dispute, controversy or claim that this Lease expressly requires to be submitted to arbitration shall be settled by arbitration in Santa Clara County, California. To, the extent not inconsistent with the provisions of this Article 39, said arbitration shall be conducted in accordance with the Rules of Commercial Arbitration of the American Arbitration Association or its successor, and the provisions of California Code of Civil Procedure Section 1283.05, or any successor or amended statute or law containing similar provisions. Arbitration required to be conducted pursuant hereto may be initiated by either party by notice to the other party of the dispute to be arbitrated and of a list of acceptable arbitrators. If the parties cannot agree on a single arbitrator within ten (10) business days after the date either party sends such written notice and list of acceptable arbitrators to the other party, the arbitrator shall be appointed by the Superior Court of Santa Clara County pursuant to the provisions of California Code of Civil Procedure
Section 1281.6, or any successor or amended statute or law containing similar provisions. The parties jointly or separately may provide the court with a list of names of acceptable arbitrators. Promptly after the arbitrator's appointment, the arbitrator shall meet with the parties, jointly or separately and shall attempt to resolve the dispute, controversy or claim submitted to arbitration hereunder, and failing such resolution, the arbitrator shall promptly decide the matter in accordance with applicable law and deliver a written decision to each of the parties. The arbitrator shall have no power to modify the provisions of this Lease and the arbitrator's jurisdiction is limited accordingly. Except as otherwise expressly stated herein, the expenses of such arbitration shall be borne equally by Landlord and Tenant. The provisions of this Lease relating to arbitration shall be specifically enforceable and shall be subject to the discretion of the court as provided in Part 3, Title 9 (beginning with Section
1280) of the California Code of Civil Procedure. All actions brought under said Title 9 and all actions pertaining to these arbitration provisions shall be brought in the Superior Court of Santa Clara County or the U.S. District Court for the Northern District of California. Subject to the provisions of this Lease, an award of the arbitrator selected by the parties or by the court shall be final and binding upon the parties hereto and judgment may be entered upon it in a court having jurisdiction pursuant to Section 42.9 hereof.

         NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE ABOVE `ARBITRATION OF DISPUTES' PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE `ARBITRATION OF DISPUTES' PROVISION. IF YOU REFUSE TO

SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY. WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE `ARBITRATION OF DISPUTES' PROVISION TO NEUTRAL ARBITRATION.

         Consent to neutral arbitration by JGS (Landlord); by SLM (Tenant).

40.      HOLDING OVER

         Any holding over after the expiration of the Term with the consent of Landlord shall be on a month-to-month basis at a Base Rent equal to (200%) of the latest Base Rent payable by Tenant hereunder prior to such expiration if the prior Lease Year was during the initial Term; or if such prior Lease Year was during a Renewal Term, one hundred twenty-five percent (125%) of the latest Base Rent payable wider this Lease, in any case excluding any abatements resulting from any event of damage, or destruction, together with an amount estimated by Landlord for the monthly Additional Rent payable under this Lease, and shall otherwise be on the terms and conditions herein specified so far as applicable. Any holding over without Landlord's consent shall constitute a default by Tenant and entitle Landlord to exercise any or all of its remedies as provided in
Article 24 hereof, notwithstanding that Landlord may elect to accept one or more payments of Base Rent and Additional Rent from Tenant.

41.      NONDISCRIMINATION

         In performing the obligations set forth herein, Tenant shall not discriminate against any person on the basis of race, gender, age, creed, cohabitation, sexual preference, color, ancestry, national origin, heritage, religion or physical or mental disability.

42.      GENERAL PROVISIONS

         42.1 Memorandum. This Lease shall not be recorded. However, at the request of either party, the parties hereto shall execute and acknowledge a memorandum hereof in recordable form that Landlord shall file for recording in the Official Records of Santa Clara County.

         42.2 Broker's Commissions. Each of Landlord and Tenant warrants to the other party that it has had dealings with no brokers or agents in connection with the negotiation of this Lease and that it knows of no broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify the other party, and hold it harmless, from and against any real estate brokerage commissions or other such obligations incurred by the indemnifying party in connection with the negotiation or execution of this Lease.

         42.3 Severability. In case any one or more of the provisions of this Lease shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, and this Lease shall be construed as if such invalid, illegal or unenforceable provisions had riot been contained herein.

         42.4 Time of the Essence. Time is hereby expressly declared to be of the essence of this Lease and of each and every term, covenant, agreement, condition and provision hereof.

         42.5 Headings. Article, Section and subsection headings in this Lease are for convenience only and are not to be construed as a part of this Lease or in any way limiting or amplifying the provisions hereof.

         42.6 Lease Construed as a Whole. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant. The parties acknowledge that each party and its counsel have reviewed this Lease and participated in its drafting and therefore that the rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed nor applied in the interpretation of this Lease.

         42.7 Meaning of Terms. The term "Premises" includes the space leased hereby and any improvements now or hereafter installed therein or attached thereto. The term "Landlord" or any pronoun used in place thereof includes the plural as well as the singular and the successors and assigns of Landlord. The term "Tenant" or any pronoun used in place thereof includes the plural as well as the singular and individuals, firms, association, partnerships and corporations, and their and each of their respective heirs, executors, administrators, successors and permitted assigns, according to the context hereof. The term "person" includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations. Words used in any gender include other genders. If there be more than one Tenant the obligations of Tenant hereunder are joint and several.

         42.8 Attorneys' Fees. In the event of any action or proceeding at law or in equity between Landlord and Tenant to enforce or interpret any provision of this Lease or to protect or establish any right or remedy of either party hereunder, the party not prevailing in such action or proceeding shall pay to the prevailing party all costs and expenses, including without limitation, reasonable attorneys' fees and expenses (including attorneys' fees and expenses of in-house attorneys), incurred therein by such prevailing party and if such prevailing party shall recover judgment in any such action or proceeding, such costs, expenses and attorneys' fees shall be included in and as a part of such judgment.

         42.9 California Law; Forum. The laws of the State of California, other than those laws denominated choice of law rules which would require the application of the laws of another forum, shall govern the validity, construction and effect of this Lease. This Lease is made and all obligations hereunder arise and are to be performed in the County of Santa Clara, State of California. Any action which in any way involves the rights, duties and obligations of the parties hereto may (and if against Landlord, shall) be brought in the courts of the State of California located in Santa Clara County or in the United States District Court for the Northern District of California, and the parties hereto hereby submit to the personal jurisdiction of said courts.

         42.10 Binding Agreement. Subject to the restrictions on assignment and subletting contained herein, the terms, covenants and agreements contained in this Lease shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

         42.11 Entire Agreement. This instrument, together with the exhibits and attachments hereto, all of which are incorporated herein by reference, constitutes the entire agreement between Landlord and Tenant with respect to the subject matter hereof and supersedes all prior offers, negotiations, oral and written. This Lease may not be amended or modified in any respect whatsoever except by an instrument in writing signed by Landlord and Tenant.

         42.12 Finances. Tenant further agrees to execute any amendments required by a lender to enable Landlord to obtain financing, so long as Tenant's rights hereunder are not materially affected.

         42.13 Quiet Enjoyment. Tenant, upon paying the Base Rent and Additional Rent due hereunder and performing all of its obligations under this Lease, shall peaceably and quietly enjoy the Premises, in accordance with the terms and provisions of this Lease.

         42.14 Termination Not Merger. The voluntary sale or other surrender of this Lease by Tenant to Landlord, or a mutual cancellation thereof, or the termination thereof by Landlord pursuant to any provision contained herein, shall not work a merger, but at the option of Landlord shall either terminate any or all existing subleases or sub tenancies hereunder, or operate as an assignment to Landlord of any or all of such subleases or sub tenancies.

         42.15 Landlord's Review. The review, approval, inspection or examination by Landlord of any item to be reviewed, approved, inspected or examined by Landlord under the terms of this Lease or the exhibits attached hereto shall not constitute the assumption of any responsibility by Landlord for either the accuracy or sufficiency of any such item or the quality of suitability of such item for its intended use. Any such review, approval, inspection or examination by Landlord is for the sole purpose of protecting Landlord's interests in the Complex, in the Building and under this Lease, and no third parties, including, without limitation, Tenant or any person or entity claiming through or under Tenant, or the contractors, agents, servants, employees, visitors or licensees of Tenant or any such person or entity, shall have any rights hereunder with respect to such review, approval, inspection or examination by Landlord.

         42.16 Tenant's Property. Landlord, within ten (10) days after receipt of written request from Tenant, shall execute and deliver any document reasonably required by any supplier, lessor, or lender in connection with the installation in the Premises of Tenant's Property in which Landlord waives any rights it may have or acquire with respect to such property, if the supplier, lessor, or lender, as the case may be, agrees in writing that: (i) it will remove such property from the Premises before the expiration of the Term or within 30 days after termination of the Term (or 90 days if the termination is a result of casualty or Appropriation), but if it does not remove such property within such period it shall have waived any rights it may have had to such property, and (ii) it will make whatever restoration to the Premises that is necessitated by the removal.

         42.17 Landlord Default. In the event of the occurrence of any default by Landlord with respect to any term, covenant or condition of this Lease on the part of Landlord to be performed, which default shall continue for thirty (30) days after written notice thereof by Tenant to Landlord (or such longer period as is reasonably necessary to remedy such default, provided that Landlord shall commence to remedy such default within said thirty (30) day period and shall continuously and diligently pursue such remedy until such default is cured), Tenant may perform any such term, covenant and condition for the account and on behalf of Landlord and further shall have all rights available to tenants in law and equity to (1) procure Landlord's performance hereunder, (ii) bring an action for damages, and (iii) seek declaratory relief as to the parties' respective rights and obligations under this Lease. In the event that Tenant performs any term, covenant or condition on account and on behalf of Landlord, Landlord shall promptly reimburse Tenant for all costs thereby incurred, including reasonable costs of administration and management, together with interest on any unpaid amount at the Interest Rate from the date which is ten (10) days after the date Landlord receives Tenant's demand therefor until paid.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease by proper persons thereunto duly authorized as of the date first above written.

                                 THE BOARD OF TRUSTEES OF THE LELAND
                                 STANFORD JUNIOR UNIVERSITY

                                 By: Stanford Management Company

                                 By:  /s/ Jean G. Snider
                                      ------------------------------------------

                                 Its: Director, SRP
                                      ------------------------------------------

                                 GENENCOR INTERNATIONAL, INC.

                                 By:  /s/ Jean-Jacques Bienaime
                                      ------------------------------------------
                                      Jean-Jacques Bienaime
                                      CEO and President

                                 By:  /s/ Stuart L. Melton
                                      ------------------------------------------
                                      Stuart L. Melton
                                      Senior Vice President, General Counsel and
                                      Secretary

                                   SCHEDULE 1
                             PREVAILING MARKET RENT

The term "PREVAILING MARKET RENT" means the base monthly rent per rentable square foot (net of all expenses) for space of comparable size and location to the Premises and in buildings similar in age and quality to the Premises, taking into account any additional rent and all other payments or escalations then being charged and allowances and economic concessions being given in the Stanford Research Park for such comparable space over a comparable term. The Prevailing Market Rent shall be determined by Landlord and Landlord shall give Tenant written notice of such determination at least 90 but not earlier than 120 days prior to the commencement of the lease year to which such rental rate will apply. If Tenant disputes Landlord's determination of the Prevailing Market Rent, Tenant shall so notify Landlord within ten (10) business days following Landlord's notice to Tenant of Landlord's determination and, in such case, the Prevailing Market Rent shall be determined as follows:

         (a) Within thirty (30) days following Tenant's notice to Landlord that it disputes Landlord's determination of the Prevailing Market Rent, Landlord and Tenant shall meet no less than two (2) times, at a mutually agreeable time and place, to attempt to agree upon the Prevailing Market Rent.

         (b) If within this 30-day period Landlord and Tenant cannot reach agreement as to the Prevailing Market Rent, they shall each select one appraiser to determine the Prevailing Market Rent. Each such appraiser shall arrive at a determination of the Prevailing Market Rent and submit his or her conclusions to Landlord and Tenant within thirty (30) days after the expiration of the 30-day consultation period described in (a) above.

         (c) If only one appraisal is submitted within the requisite time period, it shall be deemed to be the Prevailing Market Rent. If both appraisals are submitted within such time period, and if the two appraisals so submitted differ by less than ten (10) percent of the higher of the two, the average of the two shall be the Prevailing Market Rent. If the two appraisals differ by more than ten (10) percent of the higher of the two, then the two appraisers shall immediately select a third appraiser who will within thirty (30) days of his or her selection make a determination of the Prevailing Market Rent and submit such determination to Landlord and Tenant. This third appraisal will then be averaged with the closer of the two previous appraisals and the result shall be the Prevailing Market Rent.

         (d) All appraisers specified pursuant hereto shall be members of the American Institute of Real Estate Appraisers with not less than five (5) years experience appraising office, research and development and industrial properties in California. Each party shall pay the cost of the appraiser selected by such party and one-half of the cost of the third appraiser plus one-half of any other costs incurred in the determination.

                                TABLE OF CONTENTS

                                                                                Page
                                                                                ----
1.      BASIC LEASE INFORMATION..............................................     1

2.      DEFINITIONS..........................................................     2

3.      LEASE OF PREMISES....................................................     6

4.      ACCEPTANCE OF PREMISES; LANDLORD'S INDEMNIFICATION...................     6

5.      USE..................................................................    10

6.      TERM.................................................................    11

7.      RENT; ADDITIONAL RENT................................................    11

8.      RULES AND REGULATIONS AND COMMON AREAS...............................    14

9.      PARKING..............................................................    14

10.     OPERATING EXPENSES...................................................    15

11.     ALTERATIONS..........................................................    17

12.     MAINTENANCE AND REPAIRS; NO WASTE....................................    22

13.     UTILITIES AND SERVICES...............................................    23

14.     TAXES................................................................    23

15.     LIENS................................................................    25

16.     COMPLIANCE WITH LAWS; INSURANCE REQUIREMENTS.........................    25

17.     ASSIGNMENT...........................................................    26

18.     SUBLETTING...........................................................    28

19.     INSURANCE............................................................    29

20.     INDEMNITY AND RELEASE................................................    32

21.     DAMAGE OR DESTRUCTION; APPROPRIATION.................................    33

22.     LEASEHOLD MORTGAGES..................................................    36

23.     LANDLORD'S RIGHT OF INSPECTION.......................................    36

24.     EVENT OF DEFAULT AND LANDLORD'S REMEDIES.............................    37

25.     LANDLORD'S RIGHT TO CURE DEFAULTS....................................    39

26.     SURRENDER OF THE PREMISES............................................    40

27.     HAZARDOUS MATERIALS..................................................    41

28.     SUBORDINATION........................................................    43

29.     USE OF NAME..........................................................    44

30.     SIGNS................................................................    44

31.     REPRESENTATIONS AND WARRANTIES.......................................    45

32.     NO WAIVER BY LANDLORD................................................    46

33.     CERTIFICATES OF ESTOPPEL.............................................    46

34.     NO PARTNERSHIP.......................................................    47

35.     NO DEDICATION........................................................    47

36.     NO THIRD PARTY BENEFICIARIES.........................................    47

37.     NOTICES..............................................................    47

38.     FINANCIAL STATEMENTS.................................................    47

39.     ARBITRATION OF DISPUTES..............................................    48

40.     HOLDING OVER.........................................................    49

41.     NONDISCRIMINATION....................................................    49

42.     GENERAL PROVISIONS...................................................    49

SCHEDULE 1 - PREVAILING MARKET RENT

Omitted Exhibits
----------------

Exhibit A: Initial Improvements

Exhibit B: Premises

Exhibit C: Rules and Regulations

Exhibit D: Site Plan

Exhibit E: Tenant's Property

Exhibit F: Form of Tri-Party Agreement


                                       ii